                                                                   EXHIBIT 10.46

                                                                    CONFIDENTIAL



               COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT


                                    between


                      3-DIMENSIONAL PHARMACEUTICALS, INC.


                                      and


                                ATHERSYS, INC.


NOTE:    Certain portions of this Collaborative Research and Development
----
Agreement and its exhibits, which are identified by the symbol "[* *]", have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

ARTICLE 1      DEFINITIONS.....................................................1

ARTICLE 2      JOINT COMMITTEES...............................................10

     2.1    Joint Steering Committee..........................................10

     2.2    Chairperson.......................................................10

     2.3    Joint Development Committee.......................................11

     2.4    Responsibilities of the Joint Committees..........................11

     2.5    Voting............................................................12

     2.6    Opinion of Patent Counsel.........................................12

ARTICLE 3      RESEARCH PROGRAM...............................................12

     3.1    Goal of Research Program..........................................12

     3.2    Selection of Athersys Target and 3DP Target.......................12

     3.3    Rejection.........................................................13

     3.4    Selection/Rejection of Joint Targets..............................13

     3.5    Athersys Responsibilities.........................................13

     3.6    3DP Responsibilities..............................................14

     3.7    Completion of Lead Generation.....................................14

     3.8    Additional Efforts................................................14

     3.9    Termination of Research Program For a Joint Target................15

     3.10   Optional 3DP Continued Research...................................15

     3.11   Re-instatement of Terminated Joint Target.........................15

     3.12   [*                        *]......................................16

     3.13   Expansion of Research Program.....................................16

ARTICLE 4      DEVELOPMENT PROGRAM............................................17

     4.1    Goal of Development Program; Development Plans....................17

     4.2    Responsibilities During the Development Program...................17

     4.3    Determination to Move from Lead Generation to Lead Optimization...17

     4.4    Progression into Lead Optimization................................18

     4.5    Athersys Responsibilities.........................................18

     4.6    3DP Responsibilities..............................................18

     4.7    Progression into Pre-Clinical Development and Clinical
            Development.......................................................18

     4.8    Development Efforts...............................................18

     4.9    Opting Out........................................................18

     4.10   Termination of Development Program for a Joint Compound...........19

ARTICLE 5      COMMERCIALIZATION..............................................20

     5.1    Commercialization of Joint Products...............................20

     5.2    Division of Revenues for Joint Products...........................20

     5.3    Athersys Product Commercialization................................21

     5.4    3DP Product Commercialization.....................................22

ARTICLE 6      EXCLUSIVITY....................................................23

     6.1    Athersys Restriction..............................................23

     6.2    3DP Restriction...................................................23

ARTICLE 7      COSTS AND FINANCIAL RECORD KEEPING.............................23

     7.1    Research Program Costs............................................23

     7.2    Development Program Costs.........................................23

     7.3    Record Keeping....................................................24

     7.4    Quarterly Reconciliation..........................................24

     7.5    Audits............................................................25

ARTICLE 8      CROSS-LICENSES.................................................25

     8.1    License Grant by 3DP..............................................25

     8.2    License Grant by Athersys.........................................26

     8.3    3DP's Libraries...................................................26

ARTICLE 9      RESEARCH PROGRAM AND DEVELOPMENT PROGRAM RECORD KEEPING........26

     9.1    Laboratory Notebooks..............................................27

     9.2    Audit.............................................................27

     9.3    Policies for Maintaining Records; Assignments of Inventions.......27

ARTICLE 10     CONFIDENTIAL INFORMATION.......................................27

     10.1   Confidentiality Obligations.......................................27

     10.2   Written Assurances and Permitted Uses of Confidential
            Information.......................................................28

     10.3   Publication.......................................................28

     10.4   Permitted Disclosures.............................................29

ARTICLE 11     PATENTS AND INTELLECTUAL PROPERTY..............................30

     11.1   Ownership; Inventions.............................................30

     11.2   Prosecution and Maintenance of Patent Rights......................32

     11.3   Prosecution and Maintenance of Joint Targets, Joint Lead
            Compounds, Joint Safety Assessment Compounds and Joint
            Development Compounds.............................................32

     11.4   Cooperation.......................................................33

     11.5   Third Party Infringement..........................................33

     11.6   Other Intellectual Property Infringement..........................34

     11.7   Patent Term Extensions............................................35

ARTICLE 12     REPRESENTATIONS AND WARRANTIES.................................35

     12.1   Authority.........................................................35

     12.2   Commercially Reasonable Efforts...................................35

     12.3   No Conflicts......................................................35

     12.4   No Existing Third Party Rights....................................35

     12.5   Intellectual Property.............................................35

     12.6   Access to Athersys Cell Lines.....................................36

     12.7   Access to 3DP Compounds...........................................36

     12.8   Disclaimer of Warranties..........................................37

ARTICLE 13     INDEMNIFICATION................................................37

     13.1   Indemnification by Athersys.......................................37

     13.2   Indemnification By 3DP............................................38

     13.3   Insurance Proceeds................................................38

     13.4   Insurance.........................................................38

ARTICLE 14     TERM AND TERMINATION...........................................38

     14.1   Term..............................................................38

     14.2   Extension of Research Program.....................................39

     14.3   Partial Termination...............................................39

     14.4   Breach............................................................39

     14.5   Insolvency or Bankruptcy..........................................39

     14.6   Survival of Obligations...........................................40

     14.7   Effects of Termination............................................40

ARTICLE 15     DISPUTE RESOLUTION.............................................41

     15.1   Dispute Resolution Process........................................41

     15.2   Dispute Resolution Panel..........................................41

     15.3   Arbitration.......................................................41

ARTICLE 16     MISCELLANEOUS PROVISIONS.......................................42

     16.1   Entire Agreement..................................................42

     16.2   Further Actions...................................................42

     16.3   Binding Effect....................................................42

     16.4   Assignment........................................................42

     16.5   No Implied Licenses...............................................42

     16.6   No Waiver.........................................................42

     16.7   Force Majeure.....................................................42

     16.8   Independent Contractors...........................................42

     16.9   Notices and Deliveries............................................43

     16.10  Public Announcements..............................................43

     16.11  Headings..........................................................44

     16.12  Severability......................................................44

     16.13  No Consequential Damages..........................................44

     16.14  Applicable Law....................................................44

     16.15  Counterparts......................................................44

                COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT
                ------------------------------------------------

         This Agreement, made as of the 25th day of October, 2001 (the "Effective Date"), between 3-Dimensional Pharmaceuticals, Inc., a corporation
 --------------
organized under the laws of Delaware and having a place of business at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 (herein referred to as "3DP") and Athersys, Inc., a corporation organized under the laws of Delaware
 ---
and having a place of business at 3201 Carnegie Avenue, Cleveland, Ohio 44115 (herein referred to as "Athersys") (3DP and Athersys are each referred to as a
                        --------
"Party" and collectively, the "Parties").
                               -------

                               WITNESSETH THAT:

         WHEREAS, 3DP is engaged in drug discovery research for a variety of pharmacologically active compounds and the development of technologies to facilitate such research and 3DP has patented and other proprietary systems for generating chemical compounds having desired pharmaceutical properties including DiscoverWorks(TM) Technology;

         WHEREAS, Athersys is engaged in discovery and production of drug discovery targets and drug discovery screens and has proprietary technologies therefor, including RAGE-VT Technology and RAGE-PE Technology; and

         WHEREAS, the Parties wish to enter into a strategic alliance in which they will collaborate on the selection of drug discovery targets to be produced and developed into screens by Athersys, on the screening by Athersys of compounds to be selected or synthesized and provided by 3DP, and on the further research and development and commercialization of compounds that are shown to be active in such screens.

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1   "Affiliate" means, with respect to any Party, any corporation or
                ---------
other business entity, which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls at least fifty (50%) of the voting stock or other ownership interest of the other corporation or entity (or alternatively with respect to foreign entities, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint at least fifty (50%) of the members of the governing body of the corporation or other entity.

         1.2   "Athersys" means Athersys and its Affiliates.
                --------

         1.3   "Athersys Compound" means a Compound that is selected or
                -----------------
otherwise results from screening against the Athersys Target during Lead Generation.

         1.4   "Athersys Development Compound" means a Development Compound
                -----------------------------
directed against an Athersys Target that results from Pre-Clinical Development undertaken by Athersys and has been selected for Clinical Development.

         1.5   "Athersys Indemnitees" shall have the meaning set forth in
                --------------------
Section 13.2.

         1.6   "Athersys Lead Compound" means a Lead Compound directed against
                ----------------------
an Athersys Target that results from Lead Generation and has been selected for Lead Optimization or is identified during Lead Optimization.

         1.7   "Athersys Product" means a Product that comprises an Athersys
                ----------------
Development Compound.

         1.8   "Athersys Safety Assessment Compound" means a Safety Assessment
                -----------------------------------
Compound directed against an Athersys Target that results from Lead Optimization undertaken by Athersys and has been selected for Pre-Clinical Development.

         1.9   "Athersys Target" means the Target that is selected by Athersys
                ---------------
for screening of Compounds provided by 3DP during Lead Generation under this Agreement to develop a Product that will be owned exclusively by Athersys.

         1.10  "Candidate Target" means a Target listed in Schedule 1.10,
                ----------------                           -------------
Targets that are relevant to the disease areas listed in Schedule 1.10,
                                                         -------------
and Targets that are within the families of Targets listed in Schedule 1.10,
                                                              -------------
as may be amended by the JSC from time to time.

         1.11  "Clinical Development" means the full range of Phase I, Phase II
                --------------------
and Phase III clinical development that are required to obtain a Regulatory Approval to market a Product.

         1.12  "Clinical Development Plan" means the detailed program of
                -------------------------
Clinical Development activities documented by the JDC for each Joint Target and its respective Joint Development Compound and including those elements described in Section 4.1.

         1.13  "Combination Product" means a Product that includes one or more
                -------------------
active ingredients in addition to a Development Compound developed under this Agreement.

         1.14  "Compound" means an organic chemical compound that is selected or
                --------
synthesized by 3DP from the 3DP Probe Library or associated 3DP Synthetically Accessible Libraries or from other sources owned or controlled by 3DP for use in the Research Program. A flowchart of the potential progression of a Compound through Pre-Clinical Development and Clinical Development and into a Product is attached hereto as Schedule 1.14.
                   -------------

         1.15  "Confidential Information" means all proprietary, non-public
                ------------------------
information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including confidential information, inventions, know-how, data and materials relating to chemical structures, Targets, screens, assays, utility against Targets, Compounds, Lead Compounds, Safety Assessment Compounds, Development Compounds or Products provided by the Parties or otherwise developed under this Agreement, and shall include, without limitation, research, technical, development, manufacturing, commercialization, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form.

         1.16  "Development Compound" means a Safety Assessment Compound that
                --------------------
results from Pre-Clinical Development and has characteristics considered required for a successful IND submission and, therefore, suitable for and has been selected for Clinical Development.

         1.17  "Development Plan" means a Lead Optimization Plan, Pre-Clinical
                ----------------
Development Plan or Clinical Development Plan.

         1.18  "Development Program" means the activities and tasks that
                -------------------
comprise Lead Optimization, Pre-Clinical Development, Clinical Development, manufacture and registration of a Product as applied to Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds and Joint Products as outlined in ARTICLE 4. Schedule 1.14 graphically depicts the
                                   -------------
elements of the Development Program and its relationship to the Research
Program.

         1.19  "Development Term" means with respect to each Lead Compound, the
                ----------------
period of time beginning with selection of such Lead Compound for Lead Optimization and ending with the earlier of (i) termination by the JSC or the JDC, as applicable, of the Development Program for such Lead Compound or Safety Assessment Compounds or Development Compounds derived therefrom, and (ii) the first commercial sale of a Product that results from such Lead Compound or Safety Assessment Compound or Development Compound derived therefrom.

         1.20  "Disclosing Party" shall have the meaning set forth in Section
                ----------------
10.1.

         1.21  "Discontinuing Party" means a Party that elects to opt out of
                -------------------
further development and funding of a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, as further provided in
Section 4.9.

         1.22  "DiscoverWorks(TM) Technology" means 3DP's full panoply of drug
                ----------------------------
discovery and compound and library synthesis technologies including but not limited to DirectedDiversity(R) technology, ThermoFluor(R) Technology, 3DP Probe Libraries, 3DP Synthetically Accessible Libraries and Proteomica(TM) technology, notwithstanding that not all such technologies and resources will be utilized under this Agreement.

         1.23  "Effective Date" shall have the meaning set forth in the
                --------------
preamble.

         1.24  "FTE" means a full time equivalent scientific employee (i.e., one
                ---
full-time or multiple part-time employees aggregating to one full-time employee) employed by a Party and assigned to work on the Research Program or Development Program with such time and effort to constitute one employee working on the Research Program or Development Program on a full-time basis consistent with normal business and scientific practice (i.e., on an annual basis, at least forty (40) hours per week of dedicated effort for at least forty-eight
(48) weeks per year). In no event does an FTE include a subcontractor.

         1.25  "FTE Rate" means [* *] per year per FTE for the first contract
                --------
year subject to an annual increase of [* *] compounded annually thereafter to reflect inflation.

         1.26  "Funding Party" means a Party that elects to continue development
                -------------
of a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound as further provided in Section 4.9 after the other Party opts out of further development, i.e., becomes a Discontinuing Party.
                     ----

         1.27  "IND" means (a) (i) an Investigational New Drug Application, as
                ---
defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a Development Compound in human subjects, or any successor application or procedure and (ii) any foreign counterpart of a U.S. Investigational New Drug Application, and (b) all supplements and amendments that may be filed with respect to the foregoing.

         1.28  "Intellectual Property" means all of the following or their
                ---------------------
substantial equivalent or counterpart in any jurisdiction throughout the world:
(i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and Internet domain names, (iii) copyrights and copyrightable works, (iv) registrations and applications for any registration for any of the foregoing and (v) trade secrets, confidential information and inventions.

         1.29  "Iterative Chemistry Limitations" means limitations inherent in
                -------------------------------
synthesizing compounds through iterative rounds of chemistry using combinatorial chemistry reaction schemes as developed for the 3DP Synthetically Accessible Library. A further explanation and examples of such iterative chemistry limitations are provided in Schedule 1.29.
                            -------------

         1.30  "Joint Compound" means a Compound that is selected or otherwise
                --------------
results from screening against a Joint Target during Lead Generation.

         1.31  "Joint Development Compound" means a Development Compound
                --------------------------
directed against a Joint Target that results from Pre-Clinical Development undertaken by the Parties and has been selected by the JDC for Clinical Development.

         1.32  "Joint Lead Compound" means a Lead Compound directed against a
                -------------------
Joint Target that results from Lead Generation and has been selected by the JSC for Lead Optimization.

         1.33  "Joint Product" means a Product that comprises a Joint
                -------------
Development Compound.

         1.34  "Joint Safety Assessment Compound" means a Safety Assessment
                --------------------------------
Compound directed against a Joint Target that results from Lead Optimization undertaken by the Parties and has been selected by the JSC for Pre-Clinical Development.

         1.35  "Joint Target" means one of the [*  *] Targets that are selected
                ------------
by the JSC in accordance with Section 3.4 for screening by Athersys of Compounds provided by 3DP under this Agreement to develop a Product that will be owned jointly by Athersys and 3DP.

         1.36  "JDC" means the Joint Development Committee established as
                ---
provided in Section 2.3. Schedule 1.14 graphically depicts the relation of the
                         -------------
JDC and the JSC to the Research and Development Program activities.

         1.37  "JSC" means the Joint Steering Committee established as provided
                ---
in Section 2.1.

         1.38  "Lead Compound" means a Compound that has a well-understood
                -------------
structure-activity relationship with respect to a Target and is suitable for Lead Optimization, such that derivatives of the Compound, e.g., homologs,
                                                          ----
analogs, polymorphs and isomers, can be designed which would reasonably be expected to have greater Potency, selectivity, pharmacokinetics, pharmacodynamics and acute safety. "Lead Compound" also includes such derivatives, e.g., homologs, analogs, polymorphs, and isomers up to the point of
             ----
selection as a Safety Assessment Compound.

         1.39  "Lead Generation" means a program of identifying Lead Compounds
                ---------------
by using Primary Screens and Secondary Screens to screen Compounds from the 3DP Probe Library and using up to three rounds of 3DP's proprietary iterative combinatorial chemical synthesis developed from the 3DP Synthetically Accessible Library, and DirectedDiversity(R) Technology to identify Compounds or classes of Compounds having superior activity and by using Secondary Screens to assist 3DP in determining the structure-activity relationships of Compounds being screened and confirm cell-based functional activity of the Compounds.

         1.40  "Lead Generation Plan" means the detailed program of Lead
                --------------------
Generation activities as documented by the JSC for each Joint Target and including those elements described in Section 2.4.1.

         1.41  "Lead Optimization" means a program of activities to progress
                -----------------
Lead Compounds into Safety Assessment Compounds by using customized or novel medicinal chemistry technologies to make specific derivatives, e.g., homologs,
                                                               ----
analogs, polymorphs and isomers, of Lead Compounds and testing such derivatives in in vitro, ex vivo assays and/or in vivo animal models and using the data therefrom to improve Lead Compounds' structure-activity relationships, Potency, selectivity, pharmacokinetics, pharmacodynamics and acute safety. It is understood that Lead Optimization and Pre-Clinical Development overlap in the sense that certain data developed during Lead Optimization are useful in Pre-Clinical Development.

         1.42  "Lead Optimization Plan" means the detailed program of Lead
                ----------------------
Optimization activities as documented by the JSC for each Joint Target and its respective Joint Lead Compound and including those elements described in Section 4.1.

         1.43  "LMP" means license fees, milestone payments, purchase price or
                ---
the fair market value of non-cash consideration received from a Third Party in exchange for a right or license granted, or the sale or assignment of rights, by Athersys in an Athersys Lead Compound, Athersys Safety Assessment Compound, Athersys Development Compound and/or Athersys

Product or by 3DP in a 3DP Lead Compound, 3DP Safety Assessment Compound, 3DP Development Compound and/or 3DP Product, as the case may be. LMP shall not include consideration received for services provided to the Third Party and shall also not include royalties received on Net Sales made by such Third Party.

         1.44  "NDA" means (a) (i) a New Drug Application pursuant to 21 U.S.C.
                ---
Section 505(b)(1) submitted to the FDA or any successor application or procedure and (ii) any foreign counterpart of a U.S. New Drug Application, and (b) all supplements and amendments, including supplemental New Drug Applications (and any foreign counterparts), that may be filed with respect to the foregoing.

         1.45  "Net Sales" means the gross amount invoiced for sale of a Product
                ---------
in the Territory by a Party or any of its Affiliates, licensees or sublicensees, to a Third Party end user, including but not limited to distributors, in bona fide, arm's-length transactions, after deduction of the following items (to the extent actually incurred or reasonably estimated and accrued and to the extent not already deducted in the amount invoiced): (i) customary trade, quantity and cash discounts, wholesaler-charge backs, or rebates (including, but not limited to, rebates to governmental agencies, managed care organizations, health management organizations, pharmacy benefit managers and group purchasing organizations); (ii) customary credits or allowances for rejection or return of previously sold Products; (iii) excise, sales and other consumption taxes and customs duties; (iv) retroactive price reductions including but not limited to those imposed by governmental agencies; and (iv) any charge for freight or insurance if separately stated on the same invoice as for the sale of Product and directly related to the sale or distribution of the Product. A "sale" of a Product is deemed to occur upon the invoicing, or if no invoice is issued, upon the earlier of shipment or transfer of title in the Product to a Third Party.

         In the event that all the active ingredients of a Combination Product are also sold separately and in identical strengths to those contained in the Combination Product, then Net Sales shall be calculated as set forth above on the basis of the gross invoice price of a Product containing the same weight of the active ingredient in the Athersys Product, the 3DP Product or the Joint Products, as the case may be, sold independently [ A ] divided by the sum of the gross invoice price of each of the active ingredients contained in the Combination Product sold independently [ B + A ], multiplied by the gross invoice price of the Combination Product, as shown by the following formula:

         Net Sales =     [ A ]       x [gross sales of the Combination Product]
                     --------------
                       [ B + A ]

         In the event that the Athersys Product, the 3DP Product or the Joint Products, as the case may be, and/or any of the other active ingredients of a Combination Product are not sold separately in identical strengths to those contained in the Combination Product, then the Parties agree to negotiate in good faith the calculation of Net Sales with regard to such Combination Product based upon the relative value of the active ingredients as determined by the Parties hereto in good faith.

         Sales between or among a Party and its Affiliates, licensees or sublicensees shall not be used to calculate Net Sales unless the purchasing Affiliate, licensee or sublicensee is an end-user.

         Net Sales for purposes of Sections 5.2, 5.3 and 5.4 includes sales by Third Party assignees or Third Party purchasers of a Party's rights thereunder.

         1.46  "Non-publishing Party" shall have the meaning set forth in
                --------------------
Section 10.3.2.

         1.47  "Opt-Out Point" shall have the meaning set forth in Section 14.3.
                -------------

         1.48  "Party" and/or "Parties" shall have the meaning set forth in the
                -----          -------
preamble hereto.

         1.49  "Patent Prosecution" shall have the meaning set forth in Section
                ------------------
11.2.

         1.50  "Patent Rights" means all existing patents and patent
                -------------
applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental patent certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         1.51  "Phase I" means a complete program of one or more human clinical
                -------
trials in any country that is intended to initially evaluate the safety and/or pharmacological effect of a Product in subjects or that would otherwise satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent.

         1.52  "Phase II" means a complete program of one or more human clinical
                --------
trials in any country that is intended to initially evaluate the effectiveness of a Product for a particular indication or indications in patients with the disease or indication under study or that would otherwise satisfy the requirements of 21 CFR 312.21(b), or its foreign equivalent.

         1.53  "Phase III" means a complete program of one or more pivotal human
                ---------
clinical trials in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a Biologics License Application, Product License Application, NDA or similar application for marketing approval of a Product or that would otherwise satisfy the requirements of 21 CFR 312.21(c), or its foreign equivalent.

         1.54  "Phase IV" means a program of one or more human clinical trials
                --------
in any country after approval for marketing in that country, including a trial that begins before approval but concludes after approval.

         1.55  "Potency" means the level of activity against a Target at a given
                -------
molar concentration. A Compound is more potent than another Compound if it has a higher level of activity at the same or lower molar concentration or if it has the same or a higher level of activity at a lower molar concentration.

         1.56  "Pre-Clinical Development" means a program of developing Safety
                ------------------------
Assessment Compounds into Development Compounds by undertaking the full range of pre-clinical studies, and the full range of safety and pathology/toxicology studies required to file an IND including but not limited to drug metabolism, pharmacokinetics, Potency, selectivity, and safety/toxicology studies.

         1.57  "Pre-Clinical Development Plan" means the detailed program of
                -----------------------------
Pre-Clinical Development activities, as documented by the JDC for each Joint Target and its respective Joint Safety Assessment Compound and including those elements described in Section 4.1.

         1.58  "Primary Screen" means a fluorometric, cell-based assay useful to
                --------------
screen Compounds for activity against Targets.

         1.59  "Program Compound" means a Compound, a Lead Compound, a Safety
                ----------------
Assessment Compound and/or a Development Compound.

         1.60  "Product" means any commercial product comprising an Athersys
                -------
Development Compound, a 3DP Development Compound or a Joint Development Compound as an active ingredient.

         1.61  "Profits" means the amount, on an annual basis, equal to Net
                -------
Sales by a Party less any costs directly associated with such Net Sales, including, but not limited to, costs of goods sold, selling and marketing expenses, Phase IV expenses and royalties on Net Sales paid to the other Party and to Third Parties to the extent applicable. Net Sales for the purpose of this definition specifically exclude such Net Sales by a licensee or sublicensee.

         1.62  "Publication Plan" shall have the meaning set forth in Section
                ----------------
10.3.1.

         1.63  "Publishing Party" shall have the meaning set forth in Section
                ----------------
10.3.2.

         1.64  "RAGE-PE Technology" means Athersys' proprietary methods for
                ------------------
creation of protein expression libraries using Athersys' Random Activation of Gene Expression(TM) technology.

         1.65  "RAGE-VT Technology" means Athersys' proprietary methods for
                ------------------
creation and isolation of human cell lines expressing validated drug targets of interest using Athersys' Random Activation of Gene Expression(TM) technology.

         1.66  "Receiving Party" shall have the meaning set forth in Section
                ---------------
10.1.

         1.67  "Regulatory Approval" means any and all approvals (including any
                -------------------
applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, transport, promotion, marketing and sale of a Product in a country.

         1.68  "Research Program" means the drug discovery program that
                ----------------
comprises selection of Joint Targets, the Athersys Target and the 3DP Target, Screen Development and Lead Generation, and associated activities and tasks as outlined in ARTICLE 3.

         1.69  "Research Program Costs" shall have the meaning set forth in
                ----------------------
Section 7.1.

         1.70  "Research Term" means, with respect to each of the Joint Targets,
                -------------
the 3DP Target or the Athersys Target, the period beginning on the Effective Date and ending [* *] after the initiation of Lead Generation, unless this [* *] period is (i) extended in whole or in part by mutual written agreement of the Parties as set forth in Section 14.2 or (ii) terminated earlier pursuant to
Section 2.4.5.

         1.71  "Royalty Term" means, with respect to each of the Athersys
                ------------
Product, the 3DP Product, and the Joint Products and on a country-by-country basis, the period of time beginning on the date of the first commercial sale of such product and ending on the later of (a) when all claims of a patent covering such Product are expired or rendered invalid or unenforceable and (b) ten (10) years from the date of such first commercial sale in such country.

         1.72  "Safety Assessment Compound" means a Lead Compound that has
                --------------------------
undergone Lead Optimization and has adequate Potency, efficacy, selectivity, pharmacokinetic/pharmacodynamic properties, and acute safety profile that is suitable for Pre-Clinical Development and has been selected for Pre-Clinical Development.

         1.73  "Screen Development" means a program of developing a Primary
                ------------------
Screen by selecting Targets using Athersys' proprietary gene expression technology, RAGE-VT Technology, to express Targets in cell lines and developing screens to identify Compounds that are active against Targets.

         1.74  "Secondary Screen" means a single, confirmatory cell-based assay
                ----------------
for a Target to determine or confirm function in a cell-based assay and to assist in determining structure-activity relationships for each Target.

         1.75  "Small Molecule" means a non-peptidic, organic compound with a
                --------------
molecular weight of less than [*  *] daltons.

         1.76  "Target" means a human drug discovery target that is a G
                ------
Protein-coupled Receptor or an ion channel and human cell lines expressing such receptor or ion channel.

         1.77  "Territory" means the entire world.
                ---------

         1.78  "ThermoFluor(R) Technology" means the Patent Rights of 3DP and
                -------------------------
associated proprietary 3DP know-how and instruments used to evaluate ligand-binding parameters.

         1.79  "Third Party" means a person or party other than 3DP and Athersys
                -----------
or their Affiliates.

         1.80  "3DP" means 3DP and its Affiliates.
                ---

         1.81  "3DP Compound" means a Compound that is selected or otherwise
                ------------
results from screening against the 3DP Target during Lead Generation.

         1.82  "3DP Development Compound" means a Development Compound directed
                ------------------------
against a 3DP Target that results from Pre-Clinical Development undertaken by 3DP and has been selected for Clinical Development.

         1.83  "3DP Indemnitees" shall have the meaning set forth in Section
                ---------------
13.1.

         1.84  "3DP Lead Compound" means a Lead Compound directed against a 3DP
                -----------------
Target that results from Lead Generation and has been selected for Lead Optimization.

         1.85  "3DP Probe Library" means 3DP's proprietary chemical library of
                -----------------
Small Molecules, synthesized by 3DP for the purpose of screening to find Lead Compounds, of approximately [* *] diverse synthesized compounds in existence as of the Effective Date.

         1.86  "3DP Product" means a Product that comprises a 3DP Development
                -----------
Compound.

         1.87  "3DP Safety Assessment Compound" means a Safety Assessment
                ------------------------------
Compound directed against a 3DP Target that results from Lead Optimization undertaken by 3DP and has been selected for Pre-Clinical Development.

         1.88  "3DP Synthetically Accessible Library" means 3DP's proprietary
                ------------------------------------
Small Molecule compound library of approximately [* *] compounds available for on-demand synthesis.

         1.89  "3DP Target" means the Target that is selected by 3DP for
                ----------
screening by Athersys of Compounds provided by 3DP under this Agreement to develop a Product that will be owned exclusively by 3DP.

                                   ARTICLE 2
                                JOINT COMMITTEES

         2.1   Joint Steering Committee. Promptly following the Effective Date,
               ------------------------
the Parties shall establish a Joint Steering Committee ("JSC") that will be
                                                         ---
staffed by an equal number of 3DP and Athersys appointees. The total number of JSC members will be six (6), but the number may be adjusted upward or downward by the JSC from time to time provided the number of 3DP appointees is always the same as the number of Athersys appointees. Each Party may replace any of one or more of its appointees at will by giving written notice thereof to the other Party.

         2.2   Chairperson. The Chairperson shall be selected initially by 3DP
               -----------
from among the 3DP appointees and shall serve in such role for six (6) months. After such six (6) month period, Athersys shall designate the Chairperson from among the Athersys appointees, and such person shall serve in such role for six
(6) months. Thereafter, 3DP and Athersys shall continue to alternate designation of the Chairperson from their respective appointees every six (6) months throughout the Research Term. The Chairperson will be responsible for calling and chairing meetings, developing meeting agendas, and recording meeting minutes and decisions taken. The Chairperson shall call at least one meeting every three (3) months during the Research Term.

         2.3   Joint Development Committee. Promptly after the JSC selects the
               ---------------------------
first Joint Safety Assessment Compound to progress into Pre-Clinical Development, the Parties will establish a Joint Development Committee (the "JDC") with a structure and governance as outlined for the JSC under Sections
 ---
2.1 and 2.2. In contrast to the JSC, however, the JDC will govern the Pre-Clinical Development and Clinical Development. The JDC will review, approve, and oversee the implementation of the Pre-Clinical Development Plans and Clinical Development Plans. Schedule 1.14 graphically depicts the relation of
                            -------------
the JDC and the JSC to the Research Program and Development Program activities.

         2.4   Responsibilities of the Joint Committees.
               ----------------------------------------

               2.4.1 In general, the responsibilities of the JSC, will be to adopt, review, and amend Lead Generation Plans, as described below, and Lead Optimization Plans, as described in Section 4.1, and oversee and, whenever practicable, expedite the implementation of such plans. Each Lead Generation Plan shall contain, as early as possible before or during the Lead Generation process, guidelines or criteria for determining whether a Compound constitutes a Lead Compound, such guidelines or criteria to be amended thereafter with increasing specificity during Lead Generation activities as practical. The JSC will appoint Compounds that successfully complete Lead Generation as Joint Lead Compounds and appoint Joint Lead Compounds that successfully complete Lead Optimization as Joint Safety Assessment Compounds.

               2.4.2 The JSC shall be responsible for selecting the Joint Targets and for approving the Primary Screens and Secondary Screens developed by Athersys using the Joint Targets. If the JSC reasonably determines that a Primary Screen or a Secondary Screen is unlikely to yield a Lead Compound, then the JSC shall direct Athersys to terminate further efforts directed to such screen(s). If the JSC terminates a screening effort directed to a Joint Target, subject to there being sufficient time remaining in the Research Term, Athersys shall attempt to develop a replacement screen using its existing capabilities on the same Target.

               2.4.3 In general, the responsibilities of the JDC will be to adopt, review, and amend Pre-Clinical Development Plans and Development Plans, as described in Section 4.1, and oversee and, whenever practicable, expedite the implementation of such plans. The JDC will appoint Joint Safety Assessment Compounds that successfully complete Pre-Clinical Development as Joint Development Compounds.

               2.4.4 The JDC shall be responsible for determining whether or not and to what extent to pursue back-up Joint Safety Assessment Compounds and back-up Joint Development Compounds.

               2.4.5 If (i) at any time the JSC or the JDC, as the case may be, determines that further research using a Joint Target is unlikely to yield a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, as the case may be, or (ii) a Lead Compound is not selected for Lead Optimization following Lead Generation using a given Joint

Target and the Parties have not agreed to undertake additional research as provided in Section 3.8 with respect to that Joint Target, then the Research Term or Development Term, as the case may be, relating to the given Joint Target shall terminate. In either such case, the JSC or the JDC, as the case may be, shall document the reasons for termination of the Research Program or Development Program, as the case may be, including the known or suspected reasons that Compounds failed to meet the guidelines or criteria established for a Lead Compound, if applicable, to provide a basis for potential re-instatement of such programs under Sections 3.10 and 3.11 and Sections 4.10.4 and 4.10.5, respectively.

               2.4.6 For each project undertaken during the Research Program or Development Program, as the case may be, the JSC or the JDC will select either Athersys, 3DP or both to maintain comprehensive project projections, budgets and tracking reports in accordance with the Lead Optimization Plan, the Pre-Clinical Development Plan and the Clinical Development Plan.

               2.4.7 The JSC and the JDC shall have such other responsibilities as are expressly set forth elsewhere in this Agreement or as are assigned to it as mutually agreed upon by the Parties.

         2.5   Voting. Regardless of the number of representatives from each
               ------
Party, each Party shall present one consolidated view and have one vote on any issue in dispute. If the JSC or the JDC fails to reach agreement on any matter within the scope of its responsibilities as described in this Agreement or as expressly delegated to the JSC or the JDC by written agreement of the Parties, the dispute shall be resolved as provided in ARTICLE 15.

         2.6   Opinion of Patent Counsel. The JSC may, at its discretion, retain
               -------------------------
patent counsel to provide an analysis and legal opinion regarding possible infringement of Third Party patents by the use of Joint Targets or Compounds in the Research Program.

                                   ARTICLE 3
                                RESEARCH PROGRAM

         3.1   Goal of Research Program. The goal of the Research Program is to
               ------------------------
identify at least one Compound as a Lead Compound for each of the 3DP Target, the Athersys Target and the [* *] Joint Targets. Schedule 1.14 graphically
                                                  -------------
depicts the elements of the Research Program and its relationship to elements of the Development Program.

         3.2   Selection of Athersys Target and 3DP Target. Promptly following
               -------------------------------------------
the Effective Date, Athersys shall select the Athersys Target and 3DP shall select the 3DP Target. In the event that the Parties each select the same Target, that Target shall become one of the [* *] Joint Targets. A Party can reject the selection by the other Party of a 3DP Target or Athersys Target prior to initiation of Screen Development:

               3.2.1 if the rejecting Party reasonably believes that use of such 3DP Target or Athersys Target, as applicable, would create a commercially unacceptable risk of infringement of dominating Patent Rights of Third Parties;

               3.2.2 for which the rejecting Party has a preexisting, ongoing and active internal research program for which cell line development or screening has commenced before its designation as an Athersys Target or 3DP Target, as applicable; or

               3.2.3 for which the rejecting Party has a preexisting exclusive collaborative arrangement with a Third Party or is engaged in bona fide negotiations with a Third Party regarding the same before its designation as an Athersys Target or a 3DP Target, as applicable.

         3.3   Rejection. Notwithstanding the foregoing, if a Party rejects the
               ---------
selection of the other Party's designation of a 3DP Target or Athersys Target, as applicable, such rejecting Party may not designate such rejected Target as its own 3DP Target or Athersys Target, as applicable.

         3.4   Selection/Rejection of Joint Targets. In addition to any Targets
               ------------------------------------
that become Joint Targets pursuant to Section 3.2, the JSC shall select additional Targets from among the Candidate Targets until there are a total of [* *] Joint Targets. The Parties will strive to select Joint Targets that (i) are complementary to both Parties' current therapeutic area/disease focus for its internal drug discovery efforts and (ii) are amenable to screening in a Primary Screen. Either Party can reject the selection of a Joint Target prior to initiation of Screen Development:

               3.4.1 if that Party reasonably believes that use of such Target would create a commercially unacceptable risk of infringement of dominating Patent Rights of Third Parties;

               3.4.2 for which a Party has a preexisting, ongoing and active internal research program for which cell line development or screening has commenced before its designation as a Joint Target;

               3.4.3 for which a Party has a preexisting exclusive collaborative arrangement with a Third Party or is engaged in bona fide negotiations with a Third Party regarding the same before its designation as a Joint Target;

               3.4.4 that, for either scientific, technical or business reasons in such Party's reasonable judgment, do not have a reasonable likelihood of leading to a commercially successful Product that is a Small Molecule; or

               3.4.5 that does not have a readily identifiable market size or value significant enough to justify the anticipated Research Program and Development Program investments of such Party.

         3.5   Athersys Responsibilities.
               -------------------------

               3.5.1  As specifically described in Schedule 3.5, Athersys shall
                                                   ------------
be responsible for Screen Development using the RAGE-VT Technology in Primary Screens and Secondary Screens and the screening of Compounds provided by 3DP using the Athersys Target, the 3DP Target and the Joint Targets.

               3.5.2 Athersys shall use reasonable efforts to develop all Primary Screens using the Athersys Target, the 3DP Target and the Joint Targets and to screen Compounds provided by

3DP in all such Primary Screens in parallel. To the extent that resource limitations preclude such parallel efforts, first priority shall be given to [* *] Joint Targets after which the 3DP Target shall be given priority over the Athersys Target, which shall be given priority over the remaining Joint Target; provided, however, that it is acknowledged that due to uncontrollable biological variability Targets may be developed at different rates which may preclude parallel or preferred screening sequence. Athersys shall use reasonable efforts to screen all Compounds provided by 3DP for screening against each Joint Target and the 3DP Target. To the extent that resource limitations require prioritization of screening, 3DP shall prioritize the Compounds for screening against Targets. Athersys, at its own discretion, may screen any or all Compounds provided by 3DP against the Athersys Target.

               3.5.3 Athersys shall develop replacement screens using the 3DP Target as provided in Section 3.6.2.

               3.5.4 Athersys shall be responsible for selecting the Athersys Target and for approving the Primary Screens and Secondary Screens developed by Athersys using the Athersys Target.

         3.6   3DP Responsibilities.
               --------------------

               3.6.1  As specifically described in Schedule 3.6 during Lead
                                                   ------------
Generation, 3DP will be responsible for providing subsets of [* *] Compounds from the 3DP Probe Library for screening by Athersys in Primary Screens and Secondary Screens of the Joint Targets, the Athersys Target and the 3DP Target, and for all subsequent Compounds synthesized from the iterative rounds of chemistry from the 3DP Synthetically Accessible Library and utilizing elements of its Directed Diversity(R) Technology during Lead Generation using Joint Targets, the Athersys Target and the 3DP Target.

               3.6.2 3DP shall be responsible for selecting the 3DP Target and for approving the Primary Screens and Secondary Screens developed by Athersys using the 3DP Target as set forth in Schedule 3.5. If 3DP reasonably determines
                                     ------------
that a Primary Screen or a Secondary Screen is unlikely to perform adequately to yield a Lead Compound, then, subject to there being sufficient time remaining in the Research Term, Athersys shall attempt to develop a replacement screen using its existing capabilities on the same Target.

         3.7   Completion of Lead Generation. Lead Generation with respect to a
               -----------------------------
particular Target shall be deemed completed when at least one Compound is selected as a Lead Compound or a maximum of [* *] rounds of iterative chemical synthesis of Compounds selected from the 3DP Synthetically Accessible Libraries with a [* *] Compounds are synthesized, subject to Iterative Chemistry Limitations or screening results that do not provide a structure-activity relationship.

         3.8   Additional Efforts. The JSC may determine that efforts additional
               ------------------
to those assigned to a Party in this Agreement (including the efforts set forth in the Schedules hereto), e.g., selectivity assays, cell biology assays, animal modeling, toxicological studies, ADME studies, etc., are warranted at any time during the Research Program with respect to the Joint

Targets. In this case, the JSC will assign responsibility for such additional efforts to a Party or will outsource the efforts subject to the cost sharing provisions of Section 7.1.

         3.9   Termination of Research Program For a Joint Target. Upon
               --------------------------------------------------
termination of the Research Term for a Joint Target, as provided in Section 2.4.5, or upon expiration of the Research Term for a Joint Target:

               3.9.1 subject to Section 3.11, all further activities with respect to such Joint Target hereunder shall cease;

               3.9.2 the Joint Target shall be counted as one of the [* *] Joint Targets; and

               3.9.3 this Agreement shall terminate with respect to such Joint Target unless reinstated under Section 3.11.

         3.10  Optional 3DP Continued Research. 3DP, at its election any time
               -------------------------------
during the [*   *] period immediately following the termination date of the
Research Term for a Joint Target, may request in writing to Athersys to continue the Research Program for the Joint Target independently of Athersys and at 3DP's sole cost and expense. If 3DP so elects, Athersys shall provide 3DP with the cells for the Primary Screen(s) and Secondary Screen(s) and the related know-how for that Joint Target, and grants to 3DP a non-exclusive, royalty-free license to use such cells during the remainder of such [* *] period after notice by 3DP solely for the purpose of continuing research to attempt to identify Lead Compound(s) for that Joint Target. Should 3DP be successful in obtaining new data or developing reasons that it believes overcome the prior reasons of the JSC for terminating the Research Program, 3DP shall notify the JSC of such under
Section 3.11. Should 3DP be unsuccessful during such period in obtaining new data or developing reasons that overcome the prior reasons of the JSC for terminating the Research Program, 3DP shall return or destroy, as directed by Athersys, the cells for the Primary Screen(s) and Secondary Screen(s), return all physical embodiments of know-how provided by Athersys associated therewith, and destroy all copies, in whole or in part, of such embodiments, and this Agreement shall terminate with respect to such Joint Target.

         3.11  Re-instatement of Terminated Joint Target. If, at any time during
               -----------------------------------------
the [* *] period immediately following the Research Term for a Joint Target, 3DP obtains new data that overcomes, or believes that changed circumstances overcome, the prior reasons of the JSC for terminating the Research Program, 3DP shall notify the JSC of such. Upon agreement of the JSC that the reasons advocated by 3DP do overcome the JSC's prior reasons for termination of the Research Program, 3DP shall give Athersys written notice thereof and of the reasons and changed circumstances leading to the desire to reinitiate the Research Program for such Joint Target. In that case, Athersys shall within [* *] of receiving such notice, give notice to 3DP that it does or does not want to reinitiate the Research Program for such Joint Target under the terms of this Agreement; provided, however, that Athersys shall not be entitled to accept re-instatement of the Research Program for such Joint Target if Athersys has entered an agreement with a Third Party to co-develop (cost sharing, as opposed to having merely licensed out the cells) Small Molecule drugs for that Joint Target. If Athersys does not give notice within such time period, notifies 3DP that it does not desire to reinitiate the Research Program for such Joint Target, or has agreed to co-develop that Joint Target with a Third Party, then 3DP shall have the right to continue research and/or development on its own or with a Third Party and Athersys shall be deemed to have opted out, as provided in
Section 4.9, as of the initiation of Lead Optimization Opt-Out Point, but such exclusive right of 3DP as the Funding Party therein shall be subject to any then existing rights Athersys has granted or agreed to grant to a Third Party, and
Section 6.1 shall not apply. For the avoidance of doubt and notwithstanding anything to the contrary herein, the Research Term for any Joint Target shall not extend and may not be reinstated under this Section 3.11 beyond [* *] from the Effective Date, absent mutual agreement to the contrary. For the further avoidance of doubt, during the [* *] period immediately following the Research Term for a Joint Target, Athersys may not grant rights in the Joint Target to a Third Party that would preclude 3DP from re-instating the Research Program under this Agreement.

         3.12  [*                                                        *]:

               3.12.1 [*                                                 *];

               3.12.2 [*                                                 *];

               3.12.3 [*                                                 *];

               3.12.4 [*                                                 *]; and

               3.12.5 [*                                                 *].

         3.13  Expansion of Research Program. If the Parties mutually agree, the
               -----------------------------
Research Program will be expanded by adding additional targets identified by Athersys through the RAGE-PE Technology or RAGE-VT Technology. 3DP and Athersys shall discuss and agree to relative values of the RAGE-PE Technology or RAGE-VT Technology and the ThermoFluor(R) Technology in conjunction with such expansion of the Research Program. The Parties acknowledge that Targets other than the Targets used in the expanded Research Program may be more amenable to the application of the ThermoFluor(R) Technology for screening purposes, in addition to use of screens developed by Athersys.

                                   ARTICLE 4
                               DEVELOPMENT PROGRAM

         4.1   Goal of Development Program; Development Plans. The goal of the
               ----------------------------------------------
Development Program is to move at least one Joint Lead Compound forward and to develop it into a Joint Product for each of the [* *] Joint Targets. Schedule
                                                                      --------
1.14 graphically depicts the elements of the Development Program and its
----
relationship to the Research Program. The responsibilities and obligations of Athersys and 3DP in the Development Program shall be described in a Lead Optimization Plan for each Joint Target and related Joint Lead Compound, in a Pre-Clinical Development Plan for each Joint Safety Assessment Compound and in a Clinical Development Plan for each Joint Development Compound. Such plans shall address the specific roles and responsibilities of each Party, budgets (for the completion of the particular

Development Program activity, i.e., Lead Optimization, Pre-Clinical Development,
                              ----
Phase I, Phase II or Phase III) tasks to be outsourced, timelines, key "go/no go" decisions, objectives for each major activity including, manufacturing of pre-clinical, clinical and commercial supplies, chemical profiles required to advance Compounds, pre-clinical and clinical study plans including study endpoints, formulation, development, regulatory and marketing strategies. The Parties, through the JSC and the JDC, shall use diligent efforts in preparing such plans (1) to achieve a 50/50 balance in utilization of their respective internal resources to the extent possible, (2) to exploit the relative strengths and skills of each Party, and (3) to utilize outsourcing to complement the Parties' collective strengths, skills and resources and otherwise to avoid unduly straining the resources of a Party.

         4.2   Responsibilities During the Development Program. The Athersys
               -----------------------------------------------
Target and the 3DP Target and the progress of Athersys Lead Compounds and 3DP Lead Compounds through Lead Optimization, Pre-Clinical Development, Development and commercialization are excluded from the Development Program. 3DP shall have full responsibility for and control over 3DP Lead Compounds, 3DP Safety Assessment Compounds, 3DP Development Compounds and 3DP Products. Athersys shall have full responsibility for and control over development of Athersys Lead Compounds, Athersys Safety Assessment Compounds, Athersys Development Compounds and Athersys Products. All matters pertaining to the Joint Lead Compounds, Joint Safety Assessment Compounds and Joint Development Compounds during the Development Program shall be managed by the JSC for Joint Lead Compounds and by the JDC for Joint Safety Assessment Compounds and Joint Development Compounds.

         4.3   Determination to Move from Lead Generation to Lead Optimization.
               ---------------------------------------------------------------
3DP shall determine whether or not to progress 3DP Compounds for which Lead Generation is completed into Lead Optimization. Athersys shall determine whether or not to progress Athersys Compounds for which Lead Generation is completed into Lead Optimization. Subject to Section 4.4, the JSC shall determine whether or not to progress Joint Compounds for which Lead Generation is completed into Lead Optimization.

         4.4   Progression into Lead Optimization. The JSC shall progress Joint
               ----------------------------------
Compounds for which Lead Generation is completed into Lead Optimization if it reasonably determines that:

               4.4.1 there is sufficient understanding of the structure-activity relationships to design new Joint Compounds that are likely to have greater Potency and to have adequate selectivity to justify investing in Lead Optimization, Pre-Clinical Development and Clinical Development;

               4.4.2 a commercially feasible method for synthesizing such new Compounds is foreseeable or reasonably anticipated and the area of chemistry under consideration does not involve a commercially unacceptable risk of violation of others' Intellectual Property;

               4.4.3 an economically reasonable strategy for conducting Lead Optimization, Pre-Clinical Development and Clinical Development is reasonably foreseeable; and

               4.4.4 the reasonably foreseeable market opportunity for a Joint Product justifying the anticipated investment in a Development Program may reasonably be expected to result from Lead Optimization.

               Upon consideration of the foregoing criteria and designation of a Joint Compound as a Joint Lead Compound, the JSC shall develop a Lead Optimization Plan for each Joint Target and related Joint Lead Compounds as provided in Section 4.1.

         4.5   Athersys Responsibilities. During the Development Program and to
               -------------------------
the extent consistent with its internal capabilities, Athersys shall be responsible for developing models for pre-clinical confirmation of pharmacological activity, and screening Joint Lead Compounds and Joint Safety Assessment Compounds.

         4.6   3DP Responsibilities. During the Development Program and to the
               --------------------
extent consistent with its internal capabilities, 3DP shall be responsible for medicinal chemistry aspects of Lead Optimization and synthesizing derivatives of Joint Lead Compounds during Lead Optimization.

         4.7   Progression into Pre-Clinical Development and Clinical
               ------------------------------------------------------
Development. The JSC shall determine when to terminate Lead Optimization using
-----------
Joint Lead Compounds and whether or not to designate such Joint Lead Compounds as Safety Assessment Compounds for Pre-Clinical Development. The JDC shall determine how to progress a Safety Assessment Compound through Pre-Clinical Development and onwards into and through Clinical Development.

         4.8   Development Efforts. Each Party will exercise its reasonable
               -------------------
efforts and diligence in developing Joint Lead Compounds, Joint Safety Assessment Compounds and Joint Development Compounds and in undertaking all investigations and actions required to obtain appropriate Regulatory Approvals to develop and market Joint Products.

         4.9   Opting Out.
               ----------

               4.9.1  Discontinuing Party; Funding Party. Either Party may
                      ----------------------------------
terminate its responsibilities under this Agreement with respect to any or all Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds as provided in Section 14.3. In this event, the other Party shall have the exclusive right and, at its election, may continue to develop the relevant compound or compounds and the Party opting out (the "Discontinuing Party") shall
                                                     -------------------
provide reasonable ongoing assistance during a reasonable transition period. The Discontinuing Party shall have no continuing funding obligations after the Opt-Out Point, and the other Party (the "Funding Party"), if it elects to
                                         -------------
continue the Development Program, [*   *] (i.e., Lead Optimization, Pre-Clinical
                                           ----
Development, Phase I, Phase II, or Phase III) [*   *], whichever is shorter;
provided, however, such budget funding obligation shall not apply if the Funding
Party licenses out, assigns or sells rights in such compound [*   *].

               4.9.2  Discontinuing Party Duties. In the event that Athersys
                      --------------------------
becomes a Discontinuing Party for a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, Athersys will provide 3DP with the cells for the Primary Screen(s) and Secondary Screen(s) and the related know-how for that Joint Target. In the event that 3DP becomes a Discontinuing Party for a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, 3DP will provide Athersys with the know-how associated with such Compound(s) for that Joint Target.

         4.10  Termination of Development Program for a Joint Compound. If
               -------------------------------------------------------
(i) the JSC or the JDC, as applicable, determines not to progress a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound on to the next stage of the Development Program or (ii) both Parties opt-out with respect to continued development of any Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound (i.e., both Parties become Discontinuing Parties), then:

               4.10.1 the JSC or JDC shall promptly give written notice to the Parties confirming such termination or mutual opt-out;

               4.10.2 subject to Section 4.10.5, all further activities with respect to such Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, as the case may be, hereunder shall cease;

               4.10.3 the Development Term shall expire and this Agreement shall terminate with respect to such Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, as the case may be, unless reinstated under Section 4.10.5; and

               4.10.4 at 3DP's request, during the [* *] period immediately following the expired Development Term, Athersys shall promptly provide 3DP with the cells for the Primary Screen(s) and Secondary Screen(s) and the related know-how for that Joint Target, and grants to 3DP a non-exclusive, royalty-free license to use such cells during the remainder of such [* *] period after 3DP's request solely for the purpose of generating data that may cause the Parties to re-instate the Development Program; and

               4.10.5 except for the purpose of generating data that may cause the Parties to re-instate the Development Program, during this [* *], neither 3DP nor Athersys, independent of the other Party, shall use the Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound for Lead Optimization, Pre-Clinical Development or Clinical Development unless 3DP or Athersys, as the case may be, first (a) obtains the agreement of the JSC that changed circumstances warrant re-instating the Development Program for such Compound and that the prior reasons of the JSC for terminating the Development Program have been overcome and (b) offers to the other Party the ability to re-instate Lead Optimization, Pre-Clinical Development or Clinical Development under this Agreement and to extend the Development Term for this purpose and such other Party opts-out in accordance with Section 4.9. A Party's failure to accept re-instatement of the Development Program within [* *] of receiving a valid request under subsection 4.10.6(b) shall be deemed an opt-out in accordance with Section 4.9.

                                   ARTICLE 5
                                COMMERCIALIZATION

         5.1   Commercialization of Joint Products. Unless a Party has elected
               -----------------------------------
to opt out in accordance with Section 4.9, upon the initiation of a Phase III trial for a Joint Development Compound, or earlier if the Parties mutually agree, the Parties shall, enter into a written agreement setting forth the terms under which the Parties will jointly commercialize the Joint Product. While the basis of cost and profit sharing will be [* *], items to be covered in such agreement will include which countries to launch directly, where to partner, how many field forces will detail product, who will promote a Joint Product, how pricing will be determined, and sales and marketing strategy.

         5.2   Division of Revenues for Joint Products.
               ---------------------------------------

               5.2.1 Profits from commercialization of a Joint Product by the Parties shall be shared [* *] by the Parties. LMPs derived from a Joint Product as well as any royalties paid by a Third Party to the Parties derived from Net Sales by such Third Party of a Joint Product shall also be shared [* *].

               5.2.2  In the event that a Party elects to opt out as provided in
Section 4.9, and if the other Party elects to continue the Development Program as a Funding Party, then the Funding Party shall share Profits or LMPs derived from commercializing the former Joint Product, i.e., the then Athersys Product or the then 3DP Product, as the case may be, and shall pay a royalty on Net Sales thereof, the value of which shall depend upon the point at which the Discontinuing Party discontinued funding, as provided in Schedule 5.2.
                                                         ------------

         5.3   Athersys Product Commercialization.
               ----------------------------------

               5.3.1 Upon commercialization by Athersys of an Athersys Product, Athersys shall pay 3DP an amount equal to [* *] of Profits of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product.

               5.3.2 If Athersys licenses, assigns or sells to a Third Party the rights to an Athersys Product during Lead Optimization for such Athersys Product, then Athersys shall pay 3DP an amount equal to [* *] of LMPs of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product by such Third Party.

               5.3.3 If Athersys licenses, assigns or sells to a Third Party the rights to an Athersys Product during Pre-Clinical Development for such Athersys Product, then Athersys shall pay 3DP an amount equal to [* *] of LMPs of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product by such Third Party.

               5.3.4 If Athersys licenses, assigns or sells to a Third Party the rights to an Athersys Product during Phase I for such Athersys Product, then Athersys shall pay 3DP an amount equal to [* *] of LMPs of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product by such Third Party.

               5.3.5 If Athersys licenses, assigns or sells to a Third Party the rights to an Athersys Product during Phase II for such Athersys Product, then Athersys shall pay 3DP an amount equal to [* *] of LMPs of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product by such Third Party.

               5.3.6 If Athersys licenses, assigns or sells to a Third Party the rights to an Athersys Product during Phase III for such Athersys Product, then Athersys shall pay 3DP an amount equal to [* *] of LMPs of such Athersys Product. In addition, Athersys shall pay to 3DP a royalty equal to [* *] of Net Sales of the Athersys Product by such Third Party.

               5.3.7 With respect to each license, assignment or sale, the amounts payable under the foregoing Sections 5.3.1 through 5.3.6 are all mutually exclusive of one another such that Athersys shall only pay such amounts and royalties under the first to occur of any such Section for the same transaction and as exemplified in Schedule 5.3.7. Any royalty obligation will
                                  --------------
continue only for the duration of the Royalty Term. Section 5.2.2, but not this
Section 5.3, shall apply to commercialization, license, assignment or sale of Athersys Products which are former Joint Products for which 3DP opted out. [* *].

         5.4   3DP Product Commercialization.
               -----------------------------

               5.4.1 Upon commercialization by 3DP of a 3DP Product, 3DP shall pay Athersys an amount equal to [* *] of Profits of 3DP Product. In addition, 3DP shall pay to Athersys a royalty equal to [* *] of Net Sales of the 3DP Product.

               5.4.2 If 3DP licenses, assigns or sells to a Third Party the rights to a 3DP Product during Lead Optimization for such 3DP Product, then 3DP shall pay Athersys an amount equal to [* *] of LMPs of such 3DP Product. In addition, 3DP shall pay to Athersys a royalty equal to [* *] of Net Sales of the 3DP Product by such Third Party.

               5.4.3 If 3DP licenses, assigns or sells to a Third Party the rights to a 3DP Product during Pre-Clinical Development for such 3DP Product, then 3DP shall pay Athersys an amount equal to [* *] of LMPs of such 3DP Product. In addition, 3DP shall pay to Athersys a royalty equal to [* *] of Net Sales of the 3DP Product by such Third Party.

               5.4.4 If 3DP licenses, assigns or sells to a Third Party the rights to a 3DP Product during Phase I for such 3DP Product, then 3DP shall pay Athersys an amount equal to [* *] of LMPs of such 3DP Product. In addition, 3DP shall pay to

Athersys a royalty equal to [* *] of Net Sales of the 3DP Product by such Third Party.

               5.4.5 If 3DP licenses, assigns or sells to a Third Party the rights to a 3DP Product during Phase II for such 3DP Product, then 3DP shall pay Athersys an amount equal to [* *] of LMPs of such 3DP Product. In addition, 3DP shall pay to Athersys a royalty equal to [* *] of Net Sales of the 3DP Product by such Third Party.

               5.4.6 If 3DP licenses, assigns or sells to a Third Party the rights to a 3DP Product during Phase III for such 3DP Product, then 3DP shall pay Athersys an amount equal to [* *] of LMPs of such 3DP Product. In addition, 3DP shall pay to Athersys a royalty equal to [* *] of Net Sales of the 3DP Product by such Third Party.

               5.4.7 With respect to each license, assignment or sale, the amounts under the foregoing Sections 5.4.1 through 5.4.6 are all mutually exclusive of one another such that 3DP shall only pay such amounts and royalties under the first to occur of any such Section for the same transaction and as exemplified in Schedule 5.3.7. Any royalty obligation will continue only for the
               --------------
duration of the Royalty Term. Section 5.2.2, but not this Section 5.4, shall apply to commercialization, license, assignment or sale of 3DP Products which are former Joint Products for which Athersys opted out. [* *].

                                    ARTICLE 6
                                   EXCLUSIVITY

         6.1   Athersys Restriction. Subject to any obligations of Athersys that
               --------------------
exist prior to designation of a Candidate Target as a Joint Target, during the Research Term, Development Term and Royalty Term for each of the 3DP Target and the Joint Targets, respectively, Athersys shall not, through use of the RAGE-VT Technology, RAGE-PE Technology or otherwise, (i) provide the 3DP Target or the Joint Targets to any Third Party for Small Molecule drug discovery or development against the 3DP Target or the Joint Targets or (ii) run Small Molecule screens against the 3DP Target or Joint Targets for purposes of drug discovery or development directed thereto, except as explicitly allowed pursuant to the terms of this Agreement. For the avoidance of doubt, the foregoing shall not be construed to restrict Athersys' ability to license to others or use itself the 3DP Target or Joint Targets for purposes of developing therapeutics other than Small Molecule drugs and/or counterscreening, i.e., screening to determine specificity for another drug discovery target.

         6.2   3DP Restriction. During the Research Term, Development Term and
               ---------------
Royalty Term for each of the Athersys Target and the Joint Targets and the Athersys Lead Compound and Joint Lead Compounds, respectively, 3DP shall not, through the use of its 3DP Probe Library, 3DP Synthetically Accessible Library, DiscoverWorks(TM) Technology or otherwise, use or provide its chemically synthesizable libraries with or to any Third Party for screening Small Molecules against the Joint Targets or the Athersys Target.

                                   ARTICLE 7
                       COSTS AND FINANCIAL RECORD KEEPING

         7.1   Research Program Costs. Athersys and 3DP agree to provide their
               ----------------------
relevant technologies as set forth in Schedule 3.5 and Schedule 3.6,
                                      ------------     ------------
respectively, in support of the Research Program. The costs incurred by each Party for such support are considered equivalent and there will be no requirement for any financial settlement between the Parties in respect of the application of the technologies of either Party for such purpose. The Parties estimate that the total cost for the Research Program will be [* *] for each Target, i.e., [* *] for each Party and for each Target ("Research Program
                                                         ----------------
Costs"). If the JSC determines, in accordance with Section 3.8, that efforts
-----
additional to those assigned to a Party in this Agreement including the Schedules hereto, e.g., selectivity assays, cell biology assays, animal
                  ----
modeling, toxicological studies, ADME studies, etc., are warranted at any time during the Research Program with respect to the Joint Targets, then the Parties shall share these costs equally. The JSC will select patent counsel to provide an analysis and legal opinion regarding possible infringement of Third Party patents by the use of proposed Joint Targets, with such costs to be shared equally between the Parties. Each Party will be responsible for the expense for any independent analysis on the Joint Targets, or the 3DP Target or the Athersys Target, that it may choose to obtain.

         7.2   Development Program Costs. For Joint Lead Compounds, Joint Safety
               -------------------------
Assessment Compounds and Joint Development Compounds, the Parties will mutually agree which Party or contract organization shall conduct each task beyond Lead Generation, recognizing each Party's then-existing competencies and expertise. All costs and expenses for activities during the Development Program will be shared equally, including, without limitation, the costs of FTEs, at the FTE Rate, and out-of-pocket costs paid to Third Parties in accordance with budgeted items approved by the JSC or JDC, as applicable, and set forth in the Lead Optimization Plans, Pre-Clinical Development Plans, and Clinical Development Plans. To the extent any such cost or expense will exceed such pre-approved budgeted item by more than the lesser of (a) [* *] or (b) [* *], the Party incurring such excess cost or expense shall be solely responsible for such cost or expense unless such additional amount was approved in advance by the JSC or the JDC, as applicable.

         7.3   Record Keeping. For a period of two (2) years after the end of
               --------------
the Development Term, the Parties shall keep complete and accurate records of its FTEs and out-of-pocket costs and expenses directly related to the Development Program to the extent made or incurred by such Party during the Development Program.

         7.4   Quarterly Reconciliation.
               ------------------------

               7.4.1 Within thirty (30) days following the end of each calendar quarter, Athersys shall submit to 3DP a written report setting forth in reasonable detail, separately with respect to each Joint Lead Compound, Joint Safety Assessment Compound and Joint Development Compound, all FTEs and out-of-pocket costs and expenses to the extent made or incurred by Athersys during the Development Program and in accordance with Section 7.2.

               7.4.2 Within thirty (30) days following the end of each calendar quarter, 3DP shall submit to Athersys a written report setting forth in reasonable detail, separately with respect to each Joint Target, Joint Lead Compound, Joint Safety Assessment Compound and Joint Development Compound, all FTEs and out-of-pocket costs and expenses to the extent made or incurred by 3DP during the Development Program and in accordance with Section 7.2.

               7.4.3 Within forty-five (45) days following the end of each calendar quarter, 3DP shall submit to Athersys a written report setting forth in reasonable detail the costs and expenses incurred by each Party during the Development Program and the calculation of any net amount owed by Athersys to 3DP or by 3DP to Athersys, as the case may be, in order to ensure an equal sharing of such costs and expenses during the Development Program. The net amount payable shall be paid by 3DP or Athersys, as the case may be, within fifteen (15) days after receipt of such written report, without regard to any dispute as to the amounts under this Section 7.4.3; provided that the amounts are in accordance with Section 7.2, and that, in the event of a dispute, the disputing Party shall provide written notice within such fifteen (15) day period after receipt of the written report in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within thirty (30) days after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Section 15.2, provided, that, in the case that the matter has not been resolved by the Chief Executive Officers, such matter shall be referred to an internationally recognized independent accounting firm acceptable to both Parties for binding resolution. Any outstanding amounts payable following resolution shall be subject to interest calculated using the prime rate plus three percent (3%) for the time from which the amounts should have been paid until the time of actual payment.

         7.5   Audits. Each Party shall keep complete and accurate records of
               ------
the underlying costs and expense data relating to the reports and payments required by Section 7.4. Each Party will have the right once annually at its own expense to have an independent, certified public accountant, selected by such Party and reasonably acceptable to the other Party, review any such records of the other Party in the location(s) where such records are maintained by the other Party upon reasonable notice and during regular business hours and under obligations of strict confidence, for the sole purpose of verifying the basis and accuracy of payments made, in each case within the prior twenty-four (24) month period. If the review of such records reveals that the other Party has failed to accurately report information, then the other Party shall promptly pay to the auditing Party any resulting amounts due, together with interest calculated using the prime rate plus three percent (3%) for the time from which the amounts should have been paid until the time of actual payment. If any amounts due under Section 7.4 as a result of such audit are greater than five percent (5%) of the amounts actually due for a calendar year, the other Party shall pay all of the costs of such review. If a Party in good faith disputes any conclusion of the accounting firm under this Section 7.5, including that such Party owes additional amounts, then such Party shall inform the other Party by written notice within thirty (30) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within thirty (30) days after notice by the disputing Party, the matter shall be resolved in a manner consistent with the procedures set forth in Section

15.2, provided, that, in the case that the matter has not been resolved by the Chief Executive Officers, such matter shall be referred to an internationally recognized independent accounting firm acceptable to both Parties for binding resolution. Any amounts payable at the conclusion of such dispute shall include interest calculated using the prime rate plus three percent (3%) for the time from which the amounts should have been paid until the time of actual payment.

                                   ARTICLE 8
                                 CROSS-LICENSES

         8.1   License Grant by 3DP.
               --------------------

               8.1.1 3DP grants to Athersys a royalty-free, non-exclusive license under its Patent Rights and know-how to use Compounds for purposes of discovering and developing an Athersys Lead Compound, an Athersys Safety Assessment Compound and/or an Athersys Development Compound. This license shall terminate when and to the extent it is no longer required for the stated purposes. For the avoidance of doubt, this license includes the right to sublicense rights in Athersys Lead Compounds, Athersys Safety Assessment Compounds and Athersys Development Compounds to Third Parties for the purpose of licensing out rights in an Athersys Product as contemplated by Sections 5.3.2 - 5.3.6.

               8.1.2 3DP grants to Athersys the exclusive right, with the right to grant sublicenses, under 3DP's Patent Rights and know-how, to make, have made, use, import, offer for sale and sell Athersys Products under the terms of this Agreement. The license grant under this Section 8.1.2 is present, shall terminate when and to the extent it is no longer required for the stated purposes and is not conditioned upon the Parties reaching agreement as to the form and substance of any future separate license agreement, if any, documenting such license.

         8.2   License Grant by Athersys.
               -------------------------

               8.2.1 Athersys grants to 3DP a royalty-free, non-exclusive license under Athersys' Patent Rights and know-how to use the cell lines developed by Athersys that express the 3DP Target for Lead Generation, Lead Optimization, Pre-Clinical Development and Clinical Development of 3DP Compounds, 3DP Lead Compounds, 3DP Safety Assessment Compounds and 3DP Development Compounds under this Agreement. This license shall be exclusive in the field of Small Molecule drug discovery and development. This license shall terminate when and to the extent it is no longer required for the stated purposes.

               8.2.2 Athersys grants to 3DP a royalty-free, non-exclusive license to use the cell lines developed by Athersys that express the Joint Targets for Lead Generation, Lead Optimization, Pre-Clinical Development and Clinical Development of Joint Compounds, Joint Lead Compounds, Joint Safety Assessment Compounds and Joint Development Compounds under this Agreement. This license shall terminate when and to the extent it is no longer required for the stated purposes or as may be otherwise provided in the commercialization agreement contemplated under Section 5.1.

               8.2.3 Athersys grants to 3DP the exclusive right, with the right to grant sublicenses, under its Patent Rights and know-how, to make, have made, use, import, offer for sale and sell, under the terms of this Agreement, 3DP Products. The license under this Section 8.2.3 is present, shall terminate when and to the extent it is no longer required for the stated purposes and is not conditioned upon the Parties reaching agreement as to the form and substance of any future separate license agreement, if any, documenting such license.

               8.2.4 If 3DP wishes to use cell lines developed by Athersys to screen Compounds against Targets other than the 3DP Target or Joint Targets, 3DP will notify Athersys and Athersys and 3DP shall use good faith efforts to agree to a license upon commercially reasonable terms for such additional screening.

         8.3   3DP's Libraries. Notwithstanding: (i) the exclusive license
               ---------------
granted to Athersys in ARTICLE 8, (ii) the ownership by Athersys of Athersys Lead Compounds synthesized by Athersys, Athersys Development Compounds and Athersys Safety Assessment Compounds as provided in ARTICLE 11, (iii) any Patent Rights Athersys may acquire as a result of Lead Optimization under this Agreement, or (iv) anything to the contrary in this Agreement, 3DP shall have the free and unencumbered right to use the 3DP Synthetically Accessible Library, the 3DP Probe Library, any other 3DP Small Molecule chemical compound libraries, as they exist now or in the future and including each and every compound in the libraries even if the compounds are Athersys Lead Compounds, Athersys Safety Assessment Compounds, Athersys Development Compounds or Athersys Products, solely for purpose of screen development and lead generation by 3DP (such terms to be construed as consistently as possible with the terms "Screen Development" and "Lead Generation" as defined hereunder).

                                   ARTICLE 9
             RESEARCH PROGRAM AND DEVELOPMENT PROGRAM RECORD KEEPING

         9.1   Laboratory Notebooks. All work conducted by either Party in the
               --------------------
course of the Research Program and the Development Program shall be completely and accurately recorded, in sufficient detail and in good scientific manner, in laboratory notebooks kept separately from the other research and development activities of the Party.

         9.2   Audit. On reasonable notice, and at reasonable intervals, each
               -----
Party shall have the right to inspect and copy all such records of the other Party reflecting inventions, ideas, information or data developed in the course of or work done under the Research Program or the Development Program, to the extent reasonably required to carry out its respective obligations and to exercise its respective rights hereunder. Notwithstanding the definition of "Confidential Information," all such records shall constitute Confidential Information of the Party creating such records.

         9.3   Policies for Maintaining Records; Assignments of Inventions. In
               -----------------------------------------------------------
order to protect the Parties' Patent Rights under U.S. law in any inventions conceived or reduced to practice during or as a result of the Research Program or the Development Program, each Party agrees to maintain a policy which requires its employees to record and maintain all data and information developed during the Research Program and Development Program in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, contemporaneous basis. The policy shall also require all employees engaged in the Research Program or Development Program to assign all Intellectual Property conceived or reduced to practice in connection therewith to their respective employer, and the Parties shall ensure that each such employee has signed such an agreement before any work on the Research Program or Development Program commences.

                                   ARTICLE 10
                            CONFIDENTIAL INFORMATION

         10.1  Confidentiality Obligations. The Parties agree that, for the term
               ---------------------------
of this Agreement and for ten (10) years thereafter, either Party that receives Confidential Information (a "Receiving Party") from the other Party (a
                             ---------------
"Disclosing Party") shall keep completely confidential and shall not publish or
 ----------------
otherwise disclose and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information furnished to it by the Disclosing Party pursuant to this Agreement (including without limitation, know-how), except to the extent that it can be established by the Receiving Party that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality from the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by the Receiving Party without reference to the Confidential Information received from the Disclosing Party and without breach of any of the provisions of this Agreement; or (f) is information that the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose. The obligations of confidentiality and non-use set forth in this
Section 10.1 shall also apply to biological material and chemical compounds and associated information (including without limitation know-how) disclosed by one Party to the other prior to or during the Term.

         10.2  Written Assurances and Permitted Uses of Confidential
               -----------------------------------------------------
Information.
-----------

               10.2.1 Each Party shall inform its employees and consultants who perform work on the Research Program or the Development Program, of the obligations of confidentiality specified in Section 10.1 and all such persons shall be bound by the terms of confidentiality set forth therein.

               10.2.2 The Receiving Party may disclose Confidential Information to the extent the Receiving Party is compelled to disclose such information by a court or other tribunal of competent jurisdiction; provided however, that in such case the Receiving Party shall immediately give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said court or tribunal. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

               10.2.3 To the extent it is reasonably necessary or appropriate to fulfill its obligations and exercise its rights under this Agreement, either Party may disclose Confidential Information to its Affiliates, on a need-to-know basis on condition that such Affiliates agree to keep the Confidential Information confidential for the same time periods and to the same extent as such Party is required to keep the Confidential Information confidential under this Agreement.

               10.2.4 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 10.2 shall be treated by each Party as Confidential Information of the other Party.

         10.3  Publication. 3DP and Athersys, by mutual consent, will jointly
               -----------
determine to publish or publicly present the results of the Research Program or Development Program (the "Results") subject to the following terms and
                          -------
conditions:

               10.3.1 As soon as reasonably necessary after its formation, the JSC or JDC, as applicable, will establish a long term strategic publication plan governing publication of the Results and public appearances (congresses, presentations, press releases, advisory boards and the like) with the goal to use and combine all existing data to support and maximize the commercial success of the Products (the "Publication Plan"). The Parties will each provide, from
                      ----------------
time to time, a list of proposed publications regarding Joint Compounds, Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds, Joint Targets or Joint Products to the JSC or JDC, as applicable, for mutual approval, and a list of proposed publications regarding its own Compounds, Lead Compounds, Safety Assessment Compounds, Development Compounds, Targets or Products to the JSC or JDC, as applicable, for review and comment provided that no approval will be required by the JSC or JDC, as applicable, or the other Party for those Compounds, Lead Compounds, Safety Assessment Compounds, Development Compounds, Targets or Products that are not jointly owned. Authorship of each publication will be determined at time of submission for publication based on the contributions provided thereto.

               10.3.2 The Party proposing to publish or publicly present the Results (the "Publishing Party") will submit thirty (30) days in advance, a
              ----------------
draft of any proposed manuscript or speech to the other Party (the "Non-Publishing Party") for comments from the other Party and the JSC or JDC, as
 --------------------
applicable, and, if such proposed manuscript or speech involves Joint Compounds, Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds, Joint Targets or Joint Products, for approval by the JSC or JDC, as applicable, and inclusion in the Publication Plan.

               10.3.3 The Parties will use their best efforts to gain the right to review proposed publications by consultants or contractors relating to the subject matter of the Research Program.

               10.3.4 No Party may publish Confidential Information of the other Party, the use of which is restricted under this ARTICLE 10, without the consent of the other Party.

               10.3.5 If the Parties determine that patent protection is suitable for any information or results desired to be published or such results or information is the subject of patent protection, no Party may publish such information or results without first obtaining approval from patent counsel in charge of prosecuting that patent application (who shall take into consideration the absolute novelty requirements of applicable jurisdictions).

               10.3.6 This ARTICLE 10 shall be inapplicable to the publication of information presented in substantially the same form in which was previously published or disclosed to the public, and to any other disclosures which, on the advice of counsel, are required by law to be disclosed.

         10.4  Permitted Disclosures. Notwithstanding anything to the contrary
               ---------------------
herein, either Party may, upon the advice of its counsel and without the prior consent of the other Party, disclose or publish Confidential Information, the name or the trademarks of the other Party or information concerning the Research Program or Development Program as required by law, government regulation, court order or alternative dispute resolution process, including without limitation in connection with filings with the U.S. Securities and Exchange Commission or otherwise pursuant to applicable securities laws and regulations, filings with the Internal Revenue Service and otherwise pursuant to applicable tax laws and regulations, or to comply with discovery or similar requests in litigation and alternative dispute resolution proceedings; provided, however, in any such case the Party seeking to make such disclosure or publication, if permissible under all laws or regulations, provides the other Party with advance written notice of such disclosure or publication and provides the other Party with a reasonable opportunity to secure protection of the Confidential Information therein.

                                   ARTICLE 11
                        PATENTS AND INTELLECTUAL PROPERTY

         11.1  Ownership; Inventions.
               ---------------------

               11.1.1 Inventions. Inventorship for patentable inventions
                      ----------
conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with U.S. patent laws for determining inventorship. Subject to Section 11.1.2, ownership shall be initially determined based on inventorship. In the event of a dispute regarding inventorship, if the Parties are unable to resolve such inventorship dispute, the JSC shall establish a procedure to resolve such dispute, which may include engaging a Third Party patent attorney jointly selected by the Parties to resolve such dispute.

               11.1.2 Ownership.
                      ---------

                      (a)    Joint Targets, Joint Lead Compounds, Joint Safety
                             -------------------------------------------------
Assessment Compounds, Joint Development Compounds and Joint Products.
--------------------------------------------------------------------

                             (i)    Subject to Sections 11.1.2(a)(ii) and
11.1.2(e), each Party shall own a fifty percent (50%) undivided interest in all inventions, discoveries and research information made, conceived, reduced to practice or generated jointly by employees or agents of both Parties relating to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds and Joint Products. Each Party shall promptly notify the other upon the making, conceiving or reducing to practice of any invention or discovery referred to in this Section 11.1.2(a)(i). For purposes of this Section 11.1.2(a)(i), Joint

Lead Compounds shall only include Compounds that are synthesized through medicinal chemistry during Lead Optimization and all other Lead Compounds shall be owned, as between the Parties, by 3DP.

                             (ii)   In the event that either a Research Term for
a Joint Target expires or is terminated with no corresponding follow-on Development Program or a Development Program for a Joint Target is terminated with no corresponding follow-on Product, then as between the Parties, (A) Athersys shall own all right, title and interest in and to the Joint Target and any inventions, discoveries and research made, conceived, reduced to practice or generated solely by either Party or jointly by employees or agents of both Parties, subject to Sections 3.12.4 and 4.10.5, as applicable, and 3DP shall execute all further instruments to document Athersys' ownership therein as reasonably requested by Athersys, and (B) 3DP shall own all right, title and interest in and to the Compounds screened against such Joint Target.

                             (iii)  Notwithstanding 11.1.2(a)(ii), in the event
that either a Research Term for a Joint Target expires or is terminated with no corresponding follow-on Development Program or a Development Program for a Joint Target is terminated with no corresponding follow-on Product, then as between the Parties, each Party shall own a fifty percent (50%) undivided interest in and to all right, title and interest in and to any inventions, discoveries and research information made, conceived, reduced to practice or generated jointly by employees or agents of both Parties relating to disease pathways or mechanisms of action (e.g., a discovery that a certain Joint Target is useful as a drug discovery target for a new indication or a discovery that a class of drugs acts against a Joint Target). Each Party shall promptly notify the other upon the making, conceiving or reducing to practice of any invention or discovery referred to in this Section 11.1.2(a)(iii). Each Party shall execute all further instruments to document each other's ownership therein as reasonably requested by the other Party.

                      (b)    Athersys Targets, Athersys Lead Compounds, Athersys
                             ---------------------------------------------------
Safety Assessment Compounds, Athersys Development Compounds and Athersys
------------------------------------------------------------------------
Product. As between the Parties, Athersys shall exclusively own all Athersys
-------
Lead Compounds, Athersys Safety Assessment Compounds and Athersys Development Compounds that are synthesized by Athersys through the use of its own chemistries and that are not identical to Compounds provided by 3DP, subject only to Patent Rights deriving from patent applications filed by 3DP prior to Athersys' synthesis thereof. Athersys shall be the owner of inventions, discoveries and research information made, conceived, reduced to practice or generated relating to an Athersys Target, Athersys Lead Compound, Athersys Safety Assessment Compound, Athersys Development Compound or Athersys Product. In the event an employee, agent or other person under obligations to assign inventions or discoveries to 3DP is deemed an inventor of such inventions or discoveries that relate to an Athersys Target, Athersys Lead Compound, Athersys Safety Assessment Compound, Athersys Development Compound or Athersys Product, then 3DP hereby assigns its entire right, title and interest in such invention to Athersys and shall execute all further instruments to document such assignment as reasonably requested by Athersys. For purposes of this Section 11.1.2(b), Athersys Lead Compounds shall only include Compounds that are synthesized by Athersys through medicinal chemistry during Lead

Optimization and all other Lead Compounds, subject to Section 11.1.2(a), shall be owned, as between the Parties, by 3DP.

                      (c)    3DP Targets, 3DP Lead Compounds, 3DP Safety
                             -------------------------------------------
Assessment Compounds, 3DP Development Compounds and 3DP Products. 3DP shall be
----------------------------------------------------------------
the owner of inventions, discoveries and research information made, conceived, reduced to practice or generated relating to a 3DP Target, 3DP Lead Compound, 3DP Safety Assessment Compound, 3DP Development Compound or 3DP Product. In the event an employee, agent or other person under obligations to assign inventions or discoveries to Athersys is deemed an inventor of such inventions or discoveries that relate to a 3DP Target, 3DP Lead Compound, 3DP Safety Assessment Compound, 3DP Development Compound, 3DP Target or 3DP Product, then Athersys hereby assigns its entire right, title and interest in such invention to 3DP, and shall execute all further instruments to document such assignment as reasonably requested by 3DP.

                      (d)    Compounds. As between the Parties, 3DP shall retain
                             ---------
its ownership and Patent Rights and other intellectual property rights in all Compounds delivered to Athersys. 3DP shall be the owner of inventions, discoveries and research information made, conceived, reduced to practice or generated by 3DP or by Athersys relating to all Compounds screened against Joint Targets and Compounds that during Lead Generation do not become Joint Lead Compounds, 3DP Lead Compounds or Athersys Lead Compounds. In the event an employee, agent or other person under obligations to assign inventions or discoveries to Athersys is deemed an inventor of such inventions or discoveries that relate to a Compound that did not become Joint Lead Compounds, 3DP Lead Compounds or an Athersys Lead Compound, then Athersys hereby assigns its entire right, title and interest in such invention to 3DP, and shall execute all further instruments to document such assignment as reasonably requested by 3DP.

                      (e)    Ownership After Opt-Out. From the Opt-Out Point,
                             -----------------------
the Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds, as the case may be, shall be (a) owned exclusively by the Funding Party, (b) subject to the division of Profits and LMPs and subject to the royalty sharing provisions as set forth in Section 5.2.2, and (c) for all other purposes, (i) if Athersys is the Funding Party, then considered an Athersys Lead Compound, Athersys Safety Assessment Compound or Athersys Development Compound, as applicable, or (ii) if 3DP is the Funding Party, then considered a 3DP Lead Compound, 3DP Safety Assessment Compound or 3DP Development Compound, as applicable. Athersys or 3DP, as the case may be, shall execute all further instruments to document ownership in the former Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds, as the case may be, as reasonably requested by the owner thereof. For purposes of this Section 11.1.2(e), Joint Lead Compounds and Athersys Lead Compounds shall only include Compounds that are synthesized through medicinal chemistry during Lead Optimization.

         11.2  Prosecution and Maintenance of Patent Rights. The responsibility
               --------------------------------------------
for (a) preparing, filing and prosecuting patent applications (including reissue, continuing, divisional, and substitute applications and any foreign counterparts thereof); (b) for maintaining any Patent Rights; and (c) for managing any interference or opposition proceedings relating to the foregoing ((a), (b) and (c) collectively, "Patent Prosecution") covering an invention
                                 ------------------
conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be the responsibility of the Party owning such invention. All Patent Prosecution expenses, including attorneys' fees, incurred by a Party in the performance of Patent Prosecution of an invention owned by one Party shall be borne by such Party. All Patent

Prosecution costs, including attorneys' fees, relating to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds shall be shared by the Parties in accordance with Section 11.3.

         11.3   Prosecution and Maintenance of Joint Targets, Joint Lead
                --------------------------------------------------------
Compounds, Joint Safety Assessment Compounds and Joint Development Compounds.
----------------------------------------------------------------------------

               11.3.1 Filing. The JSC or JDC, as appropriate, shall determine
                      ------
whether to conduct Patent Prosecution with respect to jointly-owned inventions. The JSC or the JDC, as appropriate, will assign responsibility to one Party to act as the lead Party for the Patent Prosecution of such patent(s) and application(s); provided, however, that both Parties shall be entitled to actively participate in such Patent Prosecution and shall jointly decide upon the strategy and content of Patent Prosecution activities. The lead Party shall keep the JSC or the JDC, as appropriate, and the other Party informed of the status of all matters affecting such patents and applications and Patent Prosecution, including providing a copy of all correspondence from all governmental authorities, and consulting on the strategy and content of submissions to such governmental authorities in advance of any Patent Prosecution submissions.

               11.3.2 Costs. All costs incurred by the Parties in carrying out
                      -----
the foregoing Patent Prosecution for inventions relating to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds shall be borne by the Parties at equal shares, unless otherwise agreed in writing.

               11.3.3 Discontinuance. If the lead Party elects not to continue
                      --------------
pursuing Patent Prosecution with respect to any rights within Patent Rights for inventions relating to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds or Joint Development Compounds, then the prosecuting Party shall, subject to any contractual obligations to Third Parties, notify the other Party in writing of such election at least thirty (30) days prior to the last available date for action to preserve such Patent Rights. If such other Party elects to continue Patent Prosecution, such other Party may do so and all costs and expenses shall be shared by the Parties in accordance with Section 11.3.2.

         11.4  Cooperation. Each Party hereby agrees:
               -----------

               11.4.1 to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the lead Party to undertake Patent Prosecution;

               11.4.2 to provide the other Party with copies of all material correspondence pertaining to Patent Prosecution with the U.S. Patent and Trademark Office or its foreign counterparts;

               11.4.3 to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights; and

               11.4.4 to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the Patent Prosecution of the other Party's patent applications.

         11.5  Third Party Infringement.
               ------------------------

               11.5.1 Notice. Except as provided in Section 11.5.2, each Party
                      ------
shall promptly provide, but in on event later than thirty (30) days, the other with written notice reasonably detailing any known or alleged infringement of the other Party's Patent Rights by a Third Party.

               11.5.2 Notice-ANDA Filing. Each Party shall promptly provide to
                      ------------------
the other Party copies of any allegations of alleged patent invalidity or non-infringement of a patent or patents with respect to technology used in the Research Program, Development Program or of a Target, Compound or Product pursuant to a certification under 21 U.S.C. ss. 355(b)(2)(A)(iv) by a Third Party filing an Abbreviated New Drug Application thereunder. Such copies shall be provided promptly, but in any event within ten (10) business bays, of receipt of such certification.

               11.5.3 Infringement Proceedings. Each Party shall have the sole
                      ------------------------
right, but not the obligation, to institute and direct legal proceedings against any Third Party believed to be infringing the Patent Rights of such Party, that covers an invention that relates to such owning Party's Target, Lead Compound, Safety Assessment Compound, Development Compound or Product; provided, however, that the Parties shall mutually agree on a course of action for instituting and directing legal proceedings against any Third Party believed to be infringing any such Patent Rights that relates to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds or Joint Products. All costs, including attorneys' fees, relating to such legal proceedings shall be borne by the Party that owns such Patent Rights or, in the case of Patent Rights that relate to Joint Targets, Joint Lead Compounds, Joint Safety Assessment Compounds, Joint Development Compounds or Joint Products, shared equally by the Parties. If the Parties share the expenses, the Parties shall each recover its expenses after which all damages will be shared by the Parties in proportion to their actual damages. If only one Party is bearing the expense, then the Party not bearing any of the expense shall, after the other Party recovers its expenses, receive a share of the remaining compensatory damages in proportion to its actual damages up to the percentage such Party would have received had it received a share of Profits, LMPs and/or a royalty on Net Sales in accordance with Schedule 5.2 and Sections 5.3 and 5.4, as the case
                             ------------
may be.

               11.5.4 Cooperation in Patent Infringement Proceedings. In the
                      ----------------------------------------------
event that either 3DP or Athersys takes action pursuant to this Section 11.5, the other Party shall cooperate to the extent reasonably necessary and at the first Parties' sole expense. Upon the reasonable request of the first Party, such other Party shall join the suit and shall be represented in any such legal proceedings using counsel of its own choice. Neither Party shall settle any claim or proceeding relating to Patent Rights owned in whole or in part by the other Party without the prior written consent of such other Party, which consent shall not be unreasonably withheld.

         11.6  Other Intellectual Property Infringement.
               ----------------------------------------

               11.6.1 Notice.
                      ------

                      (a) Each Party shall notify the other in writing of any allegations it receives from a Third Party that technology used in the Research Program, Development Program or a Product infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly, but in no event after more than fifteen (15) business days, following receipt of such allegations

                      (b) In the event that a Party receives notice that it or any of its Affiliates have been individually named as a defendant in a legal proceeding by a Third Party alleging infringement of a Third Party patent or other intellectual property right as a result of the manufacture, production, use, development, sale or distribution of technology used in the Research Program, Development Program or of a Target, Compound or Product, such Party shall immediately notify the other Party in writing and in no event notify them later than ten (10) business days after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing.

               11.6.2 Cooperation. Each Party shall assist the other and
                      -----------
cooperate in the defense of such allegations at each Party's own expense.

               11.6.3 Settlement. The Parties shall keep each other informed of
                      ----------
the status of and of their respective activities regarding any litigation or settlement thereof concerning Targets, Compounds or Products; provided however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section may be undertaken without the consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other Party's rights under this Agreement.

         11.7  Patent Term Extensions. The Parties shall cooperate in good faith
               ----------------------
with each other in gaining patent term extension wherever applicable.

               11.7.1 The Parties shall determine which patents covering joint inventions shall be extended.

               11.7.2 All filings for such extension shall be made by the Party responsible for Patent Prosecution covering such joint invention; provided, however, that in the event that the Party who is responsible for such Patent Prosecution elects not to file for an extension, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension.

                                   ARTICLE 12
                         REPRESENTATIONS AND WARRANTIES

         12.1  Authority. Each Party represents and warrants that as of the
               ---------
Effective Date it has the full right, power and authority to enter into this Agreement and that this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

         12.2  Commercially Reasonable Efforts. Each Party represents and
               -------------------------------
warrants that it will use good faith commercially reasonable and diligent efforts to develop Products, consistent with sound business judgment and to perform the activities for which it is responsible under the Research Program and Development Program.

         12.3  No Conflicts. Each Party represents and warrants that the
               ------------
execution, delivery and performance of this Agreement do not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

         12.4  No Existing Third Party Rights. Each Party represents and
               ------------------------------
warrants that its obligations under this Agreement are not encumbered by any rights granted by such Party to any Third Parties that are or may be inconsistent with the rights and licenses granted in this Agreement.

         12.5  Intellectual Property. Each Party represents and warrants to the
               ---------------------
other that as of the Effective Date:

               12.5.1 it is not aware of any claim made against it asserting the invalidity, misuse, unregisterability, unenforceability or non-infringement of any of its Intellectual Property that is the subject of this Agreement or challenging its right to use or ownership of any of such Intellectual Property or making any adverse claim of ownership thereof; and

               12.5.2 it is not aware of any pending or threatened claim or litigation which alleges that its activities to date relating to the Intellectual Property that is the subject of this Agreement have violated, or by conducting its business as currently proposed to be conducted hereunder would violate, the Intellectual Property rights of any other person or Third Party; and

               12.5.3 it is not aware of Intellectual Property rights of any Third Party that, with respect to Athersys' representation and warranty, validly cover the use of the RAGE-VT Technology or, with respect to 3DP's representation and warranty, validly cover the use of 3DP's libraries and combinatorial chemistry technologies, in each case as contemplated under this Agreement.

         12.6  Access to Athersys Cell Lines.
               -----------------------------

               12.6.1 Athersys represents and warrants to 3DP that for the 3DP Target and Joint Targets, 3DP Lead Compound(s) and Joint Lead Compounds, 3DP Safety Assessment Compound(s) and Joint Safety Assessment Compounds and 3DP Development Compounds and Joint Development Compounds, 3DP will have access to cell lines produced using the RAGE-VT Technology and expressing the 3DP Target and as required under the applicable Lead Optimization Plans, Pre-Clinical Development Plans and Clinical Development Plans, the Joint Targets, for 3DP's internal experimentation within the Research Programs and Development

Programs outlined herein, for those purposes set forth in Sections 3.11 and 4.10.5, as well as the equivalent programs and plans that 3DP develops for 3DP Lead Compounds, 3DP Safety Assessment Compounds and 3DP Development Compounds.

               12.6.2 3DP represents and warrants to Athersys that 3DP will only use such cell lines with the 3DP Target and Joint Targets, 3DP Lead Compound(s) and Joint Lead Compounds, 3DP Safety Assessment Compound(s) and Joint Safety Assessment Compounds and 3DP Development Compounds and Joint Development Compounds within the Research Programs and Development Programs outlined herein, and for a Joint Target, Joint Compound, Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound, only as required under the applicable Lead Optimization Plan, Pre-Clinical Development Plan and Development Plan, for those purposes set forth in Sections 3.11 and 4.10.5, as well as the equivalent programs and plans that 3DP develops for 3DP Lead Compounds, 3DP Safety Assessment Compounds and 3DP Development Compounds.

         12.7  Access to 3DP Compounds.
               -----------------------

               12.7.1 3DP represents and warrants to Athersys that for the Athersys Target and Joint Targets, Athersys Lead Compound(s) and Joint Lead Compounds, Athersys Safety Assessment Compound(s) and Joint Safety Assessment Compounds and Athersys Development Compound(s) and Joint Development Compounds, Athersys will have access to selected Compounds from 3DP Probe Library and to the focused libraries created from the 3DP Synthetically Accessible Library as required under the applicable Lead Optimization Plans, Pre-Clinical Development Plans and Clinical Development Plans and for Athersys' internal experimentation within the Research Programs and Development Programs outlined herein as well as the equivalent programs and plans that Athersys develops for Athersys Lead Compounds, Athersys Safety Assessment Compounds and Athersys Development Compounds.

               12.7.2 Athersys represents and warrants to 3DP that Athersys will only use such libraries and technology with the Athersys Target and Joint Targets, Athersys Lead Compound(s) and Joint Lead Compounds, Athersys Safety Assessment Compound(s) and Joint Safety Assessment Compounds, and Athersys Development Compound(s) and Joint Development Compounds within the Research Programs and Development Programs outlined herein and only as required under the applicable Lead Optimization Plan, Pre-Clinical Development Plan and Clinical Development Plan as well as the equivalent programs and plans that Athersys develops for Athersys Lead Compounds, Athersys Safety Assessment Compounds and Athersys Development Compounds.

         12.8  Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS
               ------------------------
AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

                                   ARTICLE 13
                                 INDEMNIFICATION

         13.1  Indemnification by Athersys. Athersys shall indemnify, defend and
               ---------------------------
hold 3DP, its Affiliates and their permitted contractors and agents, employees, officers and directors (the "3DP Indemnitees") harmless from and against any and
                             ---------------
all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to (a) Athersys' performance of its obligations under this Agreement; (b) the manufacture, use or sale of Products by Athersys and its Affiliates, sublicensees, distributors and agents; (c) a material breach by Athersys of any of its covenants, representations or warranties set forth in this Agreement; or (d) claims that the development or commercialization of any Athersys Target, Athersys Compound, Athersys Lead Compound, Athersys Safety Assessment Compound, Athersys Development Compound or Athersys Product infringes the Intellectual Property rights of a Third Party, except to the extent such claims or suits result from the material breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the 3DP Indemnitees. Upon the assertion of any such claim or suit, the 3DP Indemnitees shall promptly notify Athersys thereof and Athersys shall appoint counsel reasonably acceptable to the 3DP Indemnitees to represent the 3DP Indemnitees with respect to any claim or suit for which indemnification is sought. The 3DP Indemnities shall not settle any such claim or suit without the prior written consent of Athersys, unless the 3DP Indemnitees shall have first waived their rights to indemnification hereunder.

         13.2  Indemnification By 3DP. 3DP shall indemnify, defend and hold
               ----------------------
Athersys, its Affiliates and their permitted contractors and agents, employees, officers and directors (the "Athersys Indemnitees") harmless from and against
                             --------------------
any and all liability, damage, loss, cost or expense (including reasonable attorneys' fees) arising out of Third Party claims or lawsuits related to (a) 3DP's performance of its obligations under this Agreement; (b) the manufacture, use or sale of Products by 3DP and its Affiliates, sublicensees, distributors and agents; (c) a material breach by 3DP of any of its covenants, representations or warranties set forth in this Agreement; or (d) claims that the development or commercialization of any 3DP Target, 3DP Compound, 3DP Lead Compound, 3DP Safety Assessment Compound, 3DP Development Compound or 3DP Product infringes the Intellectual Property rights of a Third Party, except to the extent that such claims or suits result from the material breach of any of the provisions of this Agreement, gross negligence or willful misconduct of the Athersys Indemnitees. Upon the assertion of any such claim or suit, the Athersys Indemnitees shall promptly notify 3DP thereof and 3DP shall appoint counsel reasonably acceptable to the Athersys Indemnitees to represent the Athersys Indemnitees with respect to any claim or suit for which indemnification is sought. The Athersys Indemnitees shall not settle any such claim or suit without the prior written consent of 3DP, unless the Athersys Indemnitees shall have first waived their rights to indemnification hereunder.

         13.3  Insurance Proceeds. Any indemnification hereunder shall be made
               ------------------
net of any insurance proceeds recovered by the indemnified Party; provided, however, that if, following the payment to the indemnified Party of any amount under this ARTICLE 13, such indemnified Party recovers any insurance proceeds in respect of the claim for which such indemnification payment was made, the indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the indemnifying Party.

         13.4  Insurance. Each Party shall maintain insurance, including product
               ---------
liability insurance, with respect to its activities hereunder. Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time. Each Party may satisfy its obligations under this Section through self-insurance to the same extent.

                                   ARTICLE 14
                              TERM AND TERMINATION

         14.1  Term. The Research Program shall commence upon the Effective
               ----
Date, and, unless all or a portion of the Research Program is extended by mutual written agreement of the Parties, shall expire as to each Joint Target, the 3DP Target and the Athersys Target, at the end of its Research Term. The Development Program under this Agreement shall expire as to each Lead Compound, Safety Assessment Compound and Development Compound upon expiration of its Development Term. This Agreement shall terminate in its entirety upon expiration of all Research Terms and their corresponding periods thereafter set forth in Sections
3.10 and 3.11, all Development Terms and their corresponding periods thereafter set forth in Sections 4.10.4 and 4.10.5 and Royalty Terms.

         14.2  Extension of Research Program. If the Parties expand the Research
               -----------------------------
Program as provided in Section 3.13, the JSC shall extend the Research Term as appropriate therefor.

         14.3  Partial Termination. Either Party may, independently of the other
               -------------------
Party and the JSC or JDC, elect to discontinue its funding of Lead Optimization, Pre-Clinical Development or Clinical Development, or commercialization of a Joint Lead Compound, Joint Safety Assessment Compound or Joint Development Compound related to a Joint Target or Joint Product, as applicable, by giving written notice thereof to the other Party prior to any of the following points in time (each, an "Opt-Out Point"):
                   -------------

               14.3.1 Initiation of Lead Optimization;

               14.3.2 Initiation of Pre-Clinical Development;

               14.3.3 Initiation of the first Phase I trial;

               14.3.4 Initiation of the first Phase II trial;

               14.3.5 Initiation of the first Phase III trial; or

               14.3.6 Any time after Phase III is completed and all study reports have been finalized.

         14.4  Breach. The failure by a Party to comply with any of the material
               ------
obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is not cured within sixty (60) days after the receipt of such notice, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement with respect to a given Joint Lead Compound, Joint Safety Assessment Compound, or Joint Development Compound or, depending upon the materiality of the breach to the entire Agreement, to terminate this Agreement in its entirety; provided, however, that such right to terminate shall be stayed in the event that, during such 60-day period, the Party alleged to have been in default shall have: (a) initiated arbitration in accordance with ARTICLE 15, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings.

         14.5  Insolvency or Bankruptcy.
               ------------------------

               14.5.1 Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, restraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

               14.5.2 All rights and licenses granted under or pursuant to this Agreement by Athersys or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property" as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such Intellectual Property and all embodiments or descriptions of such licensed Intellectual Property, and same, if not already in their possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless the Party subject to such proceedings elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the nondebtor Party.

         14.6  Survival of Obligations. The termination or expiration of this
               -----------------------
Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Sections 3.12.2, 3.12.4, 7.3, 7.5, 12.8, 14.6 and 14.7 and Articles 1, 8, 10, 11, 13, 15 and 16
shall survive any termination of this Agreement.

         14.7  Effects of Termination.
               ----------------------

               14.7.1 If a Party elects to partially terminate this Agreement in accordance with Section 14.3, then such terminating Party will receive royalties and a share of the Profits and/or LMPs in accordance with Schedule 5.2;
                                                          ------------
provided, however,[* *]. For the avoidance of doubt, there shall be no limit on the amount a terminating Party may receive for royalties on Net Sales other than the Royalty Term.

               14.7.2 If a Party terminates this Agreement pursuant to Section
14.4 or 14.5 between any two of the Opt-Out Points, then such terminated Party shall be entitled to receive a share of the Profits, LMPs and royalties as set forth on Schedule 5.2 for the last fully-completed Opt-Out Point prior to the
         ------------
effective date of such termination; provided, however, [* *]. For the avoidance of doubt, there shall be no limit on the amount a terminated Party may receive for royalties on Net Sales other than the Royalty Term.

                                   ARTICLE 15
                               DISPUTE RESOLUTION

         15.1  Dispute Resolution Process. Both Parties understand and
               --------------------------
appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this contract or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their best efforts to resolve all such disputes as rapidly as possible on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

         15.2  Dispute Resolution Panel. If any dispute or claim arising under
               ------------------------
this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer of 3DP and the Chief Executive Officer of Athersys or their designees for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer and attempt to reach a mutual resolution of the issue.

         15.3  Arbitration.
               -----------

               15.3.1 If the matter has not been resolved utilizing the foregoing process and the Parties are unwilling to accept the non-binding decision of the dispute resolution panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with such Rules. If such dispute relates primarily to Patents relating to

Products, such arbitrators shall be selected in such a manner to ensure that they will have sufficient technical expertise and training to handle such a dispute.

               15.3.2 As set forth in Section 16.14, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

         16.1  Entire Agreement. This Agreement and each of the Schedules hereto
               ----------------
constitute and contain the entire understanding and agreement of the Parties respecting the subject matter of this Agreement and cancels and supersedes any all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.

         16.2  Further Actions. Each Party agrees to execute, acknowledge and
               ---------------
deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         16.3  Binding Effect. This Agreement and the rights granted herein
               --------------
shall be binding upon and shall inure to the benefit of 3DP, Athersys and their successors and permitted assigns.

         16.4  Assignment. Neither Party shall assign this Agreement without the
               ----------
prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction, or to a wholly-owned Affiliate of a Party. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         16.5  No Implied Licenses. No rights to any other patents, know-how or
               -------------------
technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. Except as provided in Section 10.4, no right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

         16.6  No Waiver. No waiver, modification or amendment of any provision
               ---------
of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

         16.7  Force Majeure. The failure of a Party to perform any obligation
               -------------
under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

         16.8  Independent Contractors. Both Parties are independent contractors
               -----------------------
under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or Athersys as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any Third Party.

         16.9  Notices and Deliveries. Any formal notice, request, delivery,
               ----------------------
approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, or delivery by registered letter (or its equivalent) or delivery by certified overnight courier service, to the Party to which it is directed at its address shown below or such other address as such Party shall have last given by notice to the other Parties.

               If to Athersys:                       with a copy to:

               Athersys, Inc.                        Jones, Day, Reavis & Pogue
               3201 Carnegie Avenue                  North Point
               Cleveland, OH  44115-2634             901 Lakeside Avenue
               Fax: (216) 361-9495                   Cleveland, OH 44114-2304
               ATTN:  Chief Executive Officer        ATTN:  Thomas Briggs, Esq.


               If to 3DP:                            with a copy to:

               3-Dimensional Pharmaceuticals, Inc.   Morgan, Lewis & Bockius LLP
               1020 Stony Hill Road, Suite 300       1701 Market Street
               Yardley, PA  19067                    Philadelphia, PA 19103-2921
               Fax: (267) 757-7283
               ATTN: Chief Executive Officer         ATTN:  Edward Lentz, Esq.


         16.10 Public Announcements. The Parties will agree upon the timing and
               --------------------
content of any initial press release, attached hereto as Schedule 16.10, or other public communications relating to this Agreement and the transactions contemplated herein.

               16.10.1 Except to the extent already disclosed in that initial press release or other public communication, no public announcement concerning the existence or the terms of this

Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by Athersys or 3DP, except as set forth in Section 10.4, without first obtaining the approval of the other Party and agreement upon the nature, text, and timing of such announcement, which approval and agreement shall not be unreasonably withheld.

               16.10.2 The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release.

         16.11 Headings. The captions to the sections and articles in this
               --------
Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         16.12 Severability. If any provision of this Agreement becomes or is
               ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

         16.13 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY
               ------------------------
OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

         16.14 Applicable Law. This Agreement shall be governed by and
               --------------
interpreted in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

         16.15 Counterparts. This Agreement may be executed in counterparts, or
               ------------
facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.


                                       ATHERSYS, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       3-DIMENSIONAL PHARMACEUTICALS, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


       SIGNATURE PAGE TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                  Schedule 1.10

                                Candidate Targets
                                -----------------


I.       Joint Targets
         -------------

         [*                                   *].

II.      3DP Target
         ----------

         [*                                   *].

III.     Athersys Target
         ---------------

         [*                                   *].


                                  SCHEDULE 1.10
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                 Schedule 1.14
                                 -------------
                             Compound and Work Flow
                             ----------------------


     Compounds                                                   Targets


                                Lead Generation
                                                                 Research
                                                                 Program
                                                                  (ends)


                                     Lead                      Development
                                   Compound                      Program
                                                                 (begins)


                               Lead Optimization


        JSC                    Safety Assessment
      (ends)                       Compound


        JDC                Pre-Clinical Development
     (begins)


                                  Development
                                   Compound


                             Clinical Development
         (IND, Phases I,II,III (and IV), NDA and Regulatory Approval)


                                    Product



                                  SCHEDULE 1.14
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                  Schedule 1.30
                                  -------------


[* 1 entire page has been omitted pursuant to a confidential treatment request*]


                                  SCHEDULE 1.30
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                  Schedule 3.5
                                  ------------

  [* 2 pages have been omitted pursuant to a confidential treatment request *]


                                  SCHEDULE 3.5
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                  Schedule 3.6

[* 1 entire page has been omitted pursuant to a confidential treatment request*]


                                  SCHEDULE 3.6
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                  Schedule 5.2

                    Revenue Sharing with Discontinuing Party
                    ----------------------------------------

The outline below illustrates revenue sharing in the event a Party opts-out as provided in Section 4.9. [* *].

1.1 If the Discontinuing Party discontinues funding prior to Lead Optimization, and

         1.1.1 if the Funding Party licenses, assigns or sells the former Joint Lead Compound prior to initiation of Lead Optimization, then the Funding Party shall pay to the Discontinuing Party [* *] of LMPs received from such outlicensing, assignment or sale as well as [* *] of any royalty received by the Funding Party on Net Sales by its Third Party Licensee(s) of Product comprising the former Joint Lead Compound. [* *];

         1.1.2 if the Funding Party licenses, assigns or sells the former Joint Lead Compound during Lead Optimization, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.1.3 if the Funding Party licenses, assigns or sells the former Joint Lead Compound during Pre-Clinical Development, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.1.4 if the Funding Party licenses, assigns or sells the former Joint Lead Compound during Phase I, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.1.5 if the Funding Party licenses, assigns or sells the former Joint Lead Compound during Phase II, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.1.6 if the Funding Party licenses, assigns or sells the former Joint Lead Compound during or after Phase III, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.1.7 in addition to any amounts the Funding Party may owe to the Discontinuing Party under the foregoing Sections 1.1.2 - 1.1.6 of this Schedule
                                                                       --------
5.2, the Funding Party shall pay to the Discontinuing Party a royalty equal to
---
[* *] of all Net Sales (whether by Funding Party or its Third Party Licensee(s)) of Product comprising the former Joint Lead Compound; and


                                  SCHEDULE 5.2
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         1.1.8 with respect to each license, assignment or sale, the amounts under Sections 1.1.1 - 1.1.6 are mutually exclusive such that the Funding Party shall only owe to the Discontinuing Party the first of such amounts to occur and no other such amounts for the same transaction and as exemplified in Schedule
                                                                     --------
5.3.7. Any royalty obligation will last for the duration of the Royalty Term.
-----

1.2 If the Discontinuing Party discontinues funding prior to Pre-Clinical Development, and

         1.2.1 if the Funding Party licenses, assigns or sells the former Joint Safety Assessment Compound prior to initiation of Pre-Clinical Development, then the Funding Party shall pay to the Discontinuing Party [* *] of LMPs received from such outlicensing, assignment or sale as well as [* *] of any royalty received by the Funding Party on Net Sales by its Third Party Licensee(s) of Product comprising the former Joint Safety Assessment Compound. [* *];

         1.2.2 if the Funding Party licenses, assigns or sells the former Joint Safety Assessment Compound during Pre-Clinical Development, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.2.3 if the Funding Party licenses, assigns or sells the former Joint Safety Assessment Compound during Phase I, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.2.4 if the Funding Party licenses, assigns or sells the former Joint Safety Assessment Compound during Phase II, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.2.5 if the Funding Party licenses, assigns or sells the former Joint Safety Assessment Compound during or after Phase III, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale; and

         1.2.6 in addition to any amounts the Funding Party may owe to the Discontinuing Party under the foregoing Sections 1.2.2 - 1.2.5 of this Schedule
                                                                       --------
5.2, the Funding Party shall pay to the Discontinuing Party a royalty equal to
---
[* *] of all Net Sales (whether by Funding Party or its Third Party Licensee(s)) of Product comprising the former Joint Safety Assessment Compound; and

         1.2.7 with respect to each license, assignment or sale, the amounts under Sections 1.2.1 - 1.2.5 are mutually exclusive such that the Funding Party shall only owe to the Discontinuing Party the first of such amounts to occur and no other such amounts for the same transaction and as exemplified in Schedule
                                                                     --------
5.3.7. Any royalty obligation will last for the duration of the Royalty Term.
-----

1.3 If the Discontinuing Party discontinues funding prior to initiation of a Phase I trial

                                  SCHEDULE 5.2
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         1.3.1 if the Funding Party licenses, assigns or sells the former Joint Development Compound prior to initiation of Phase I, then the Funding Party shall pay to the Discontinuing Party [* *] of LMPs received from such outlicensing, assignment or sale as well as [* *] of any royalty received by the Funding Party on Net Sales by its Third Party Licensee(s) of Product comprising the former Joint Development Compound. [* *];

         1.3.2 if the Funding Party licenses, assigns or sells the former Joint Development Compound during Phase I, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale

         1.3.3 if the Funding Party licenses, assigns or sells the former Joint Development Compound during Phase II, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

         1.3.4 if the Funding Party licenses, assigns or sells the former Joint Development Compound during or after Phase III, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale; and

         1.3.5 in addition to any amounts the Funding Party may owe to the Discontinuing Party under the foregoing Sections 1.3.2 - 1.3.4 of this Schedule
                                                                       --------
5.2, the Funding Party shall pay to the Discontinuing Party a royalty equal to
---
[* *] of all Net Sales (whether by Funding Party or its Third Party Licensee(s)) of Product comprising the former Joint Development Compound; and

         1.3.6 with respect to each license, assignment or sale, the amounts under Sections 1.3.1 - 1.3.4 are mutually exclusive such that the Funding Party shall only owe to the Discontinuing Party the first of such amounts to occur and no other such amounts for the same transaction and as exemplified in Schedule
                                                                     --------
5.3.7. Any royalty obligation will last for the duration of the Royalty Term.
-----
1.4 If the Discontinuing Party discontinues funding prior to initiation of a Phase II trial

         1.4.1 if the Funding Party licenses, assigns or sells the former Joint Development Compound prior to initiation of Phase II, then the Funding Party shall pay to the Discontinuing Party [* *] of LMPs received from such outlicensing, assignment or sale as well as [* *]of any royalty received by the Funding Party on Net Sales by its Third Party Licensee(s) of Product comprising the former Joint Development Compound. [* *];

         1.4.2 if the Funding Party licenses, assigns or sells the former Joint Development Compound during Phase II, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale;

                                  SCHEDULE 5.2
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         1.4.3 if the Funding Party licenses, assigns or sells the former Joint Development Compound during or after Phase III, then the Funding Party shall pay to the Discontinuing Party [* *] of LMP received from such outlicensing, assignment or sale; and

         1.4.4 in addition to any amounts the Funding Party may owe to the Discontinuing Party under the foregoing Sections 1.4.2 - 1.4.3 of this Schedule
                                                                       --------
5.2, the Funding Party shall pay to the Discontinuing Party a royalty equal to
---
[* *] of all Net Sales (whether by Funding Party or its Third Party Licensee(s)) of Product comprising the former Joint Development Compound; and

         1.4.5 with respect to each license, assignment or sale, the amounts under Sections 1.4.1 - 1.4.3 are mutually exclusive such that the Funding Party shall only owe to the Discontinuing Party the first of such amounts to occur and no other such amounts for the same transaction and as exemplified in Schedule
                                                                     --------
5.3.7. Any royalty obligation will last for the duration of the Royalty Term.
-----
1.5 If the Discontinuing Party discontinues funding prior to initiation of a Phase III trial

         1.5.1 if the Funding Party licenses, assigns or sells the former Joint Development Compound prior to initiation of Phase III, then the Funding Party shall pay to the Discontinuing Party [* *] of LMPs received from such outlicensing, assignment or sale as well as [* *] of any royalty received by the Funding Party on Net Sales by its Third Party Licensee(s) of Product comprising the former Joint Development Compound. [* *];

         1.5.2 if the Funding Party licenses, assigns or sells the former Joint Development Compound during or after Phase III, then the Funding Party shall pay
to the Discontinuing Party [*    *] of LMP received from such outlicensing,
assignment or sale; and

         1.5.3 in addition to any amounts the Funding Party may owe to the Discontinuing Party under the foregoing Section 1.5.2 of this Schedule 5.2, the
                                                              ------------
Funding Party shall pay to the Discontinuing Party a royalty equal to [* *] of all Net Sales (whether by Funding Party or its Third Party Licensee(s)) of Product comprising the former Joint Development Compound. Any royalty obligation will last for the duration of the Royalty Term.

2.1      If the Discontinuing Party discontinues funding:

         2.1.1 prior to Lead Optimization, and the Funding Party fully funds Lead Optimization, Pre-Clinical Development and Clinical Development and commercialization, then the Funding Party shall pay to the Discontinuing Party [* *] of its Profits and a royalty equal to [* *] of the Net Sales of such Product comprising the former Joint Lead Compound;

         2.1.2 prior to Pre-Clinical Development and the Funding Party fully funds Pre-Clinical Development and Clinical Development and commercialization, then the Funding Party shall pay

                                  SCHEDULE 5.2
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT to the Discontinuing Party [* *] of its Profits and a royalty equal to [* *] of the Net Sales of such Product comprising the former Joint Safety Assessment Compound;

         2.1.3 prior to Phase I and the Funding Party fully funds Clinical Development and commercialization, then the Funding Party shall pay to the Discontinuing Party [* *] of its Profits and a royalty equal to [* *] of the Net Sales of such Product comprising the former Joint Development Compound;

         2.1.4 prior to Phase II and the Funding Party fully funds Phase II and Phase III Clinical Development and commercialization, then the Funding Party shall pay to the Discontinuing Party [* *] of its Profits and a royalty equal to [* *] of the Net Sales of such Product comprising the former Joint Development Compound; and

         2.1.5 prior to Phase III and the Funding Party fully funds Phase III Clinical Development and commercialization, then the Funding Party shall pay to the Discontinuing Party [* *] of its Profits and a royalty equal to [* *] of the Net Sales of such Product comprising the former Joint Development Compound.

         2.1.6 With respect to each license, assignment or sale, the amounts under Sections 2.1.1 - 2.1.5 are mutually exclusive such that the Funding Party shall only owe to the Discontinuing Party the first of such amounts to occur and no other such amounts for the same transaction under such Sections or under Sections 1.1.1 - 1.5.3 of this Schedule 5.2 and as exemplified in Schedule
                               ------------                       --------
5.3.7. Any royalty obligation will last for the duration of the Royalty Term.
-----

                                  SCHEDULE 5.2
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                 Schedule 5.3.7
                                 --------------

         Examples of Mutually Exclusive Transactions Concerning Amounts
             Payable Under Schedule 5.2, Section 5.3 and Section 5.4
             -------------------------------------------------------

Illustrative Example 1:
-----------------------

Athersys opts out at the initiation of Pre-Clinical Development and 3DP elects to continue as a Funding Party. 3DP completes Pre-Clinical Development successfully developing a Development Compound and then:

Action: 3DP licenses during Phase I to Third Party X for the territory of the
------
United States, Canada and Mexico.

         Result: Under Section 1.2.3 of Schedule 5.2, 3DP pays to Athersys [* *]
         ------
         of the LMP received from the licensing and, under Section 1.2.6 of
         Schedule 5.2, [* *] of Net Sales of Products comprising the Development Compound by Third Party X in the United States, Canada and Mexico, but no other fees under Schedule 5.2 in connection with the transaction.

Action: 3DP enters into a co-development and co-commercialization agreement
------
during Phase II with Third Party Y for the territory of Europe and agrees to sell the rights in the Product in Europe should it be approved therein.

         Result: Under Section 1.2.4, 3DP pays Athersys [* *] of the LMP
         ------
         received from the transaction, and, under Section 1.2.6 of Schedule 5.2, [* *] of Net Sales of Products comprising the Development Compound by Third Party Y in Europe.

Action: Subsequently, 3DP sells the co-commercialization rights to the Product
------
in Europe to Third Party Y after regulatory approval.

         Result: Notwithstanding the earlier transaction with Third Party Y
         ------
         because the sale of rights was pursuant to a different transaction than the earlier license to Third Party Y, under Section 1.2.5 of Schedule 5.2, 3DP would pay Athersys [* *] of the LMP received from the sale and, under Section 1.2.6 of Schedule 5.2, [* *] of Net Sales of Products comprising the Development Compound by Third Party Y in Europe, but no other fees under Schedule 5.2 in connection with the sale.

Illustrative Example 2/1/:
-------------------------

Action: Athersys licenses an Athersys Product to Company A for Territory M for X dollars.


                                 SCHEDULE 5.3.7
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         Result: Athersys pays to 3DP [* *] of X (depending on which of 5.3.2,
         ------
         5.3.3, 5.3.4, 5.3.5, and 5.3.6 apply) and also pays to 3DP a royalty in the amount of [* *] of the Net Sales by Company A in Territory M.

Action: Subsequently, Athersys licenses rights in the same Product to Company A
------
for Territory N for Y Dollars.

         Result: Athersys pays [* *] of Y (depending on which of 5.3.2, 5.3.3,
         ------
         5.3.4, 5.3.5, and 5.3.6 apply) and also pays to 3DP a royalty in the amount of [* *] of the Net Sales by Company A in Territory N.

Action: Athersys retains right in Territory O, and subsequently, Athersys
------
markets the same Product in Territory O.

         Result: Athersys pays to 3DP [* *] of its Profits on the sale of the
         ------
         Athersys Product and also pays to 3DP a royalty in the amount of [* *] of its Net Sales, as provided in Section 5.3.1.

Illustrative Example 3/2/:
-------------------------

Action: 3DP licenses a 3DP Product to Company A worldwide for X dollars,
------
retaining a co-marketing right in Territory M.

         Result: 3DP pays to Athersys [* *] of X (depending on which of 5.4.2,
         ------
         5.4.3, 5.4.4, 5.4.5, and 5.4.6 apply) and also pays to Athersys a royalty in the amount of [* *] of the Net Sales by Company A.

Action: In accordance with the terms of the agreement with Company A, 3DP
------
co-markets the same 3DP Product in Territory M.

         Result: 3DP pays to Athersys [* *] of its Profits on the sale of the
         ------
         3DP Product and also pays to Athersys a royalty in the amount of [* *] of its Net Sales in Territory M, as provided in Section 5.4.1.

Illustrative Example 4/1/:
-------------------------

Action: Athersys licenses an Athersys Product to Company A for Indication M for
------
X dollars.

         Result: Athersys pays to 3DP [* *] of X (depending on which of 5.3.2,
         ------
         5.3.3, 5.3.4, 5.3.5, and 5.3.6 apply) and also pays to 3DP a royalty in the amount of [* *] of the Net Sales by Company A for Indication M.

Action: Subsequently, Athersys licenses rights in the same Athersys Product to
------
Company B for Indication N for Y Dollars.

                                 SCHEDULE 5.3.7
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         Result: Athersys pays to 3DP [* *] of Y (depending on which of 5.3.2, 5.3.3, 5.3.4, 5.3.5, and 5.3.6 apply) and also pays to 3DP a royalty in the amount of [* *] of the Net Sales by Company B for Indication N.

Action: Subsequently, Athersys agrees to co-promote with Company A the same
------
Athersys Product for Indication O in consideration for an up-front payment (Z Dollars) and a share of the combined Athersys-Company A profits based on the number of details provided by Athersys.

         Result: Athersys pays to 3DP [* *] of its share of Profits on the
         ------
         co-promotion of the Athersys Product for Indication O and also pays to 3DP a royalty in the amount of [* *] of the Net Sales for Indication O, as provided in Section 5.3.1. In addition, Athersys pays to 3DP [* *] of Z (depending on which of 5.3.2, 5.3.3, 5.3.4, 5.3.5, and 5.3.6 apply).

Illustrative Example 5/2/:
-------------------------

Action: 3DP licenses a 3DP Product to Company A worldwide for X dollars.
------

         Result: 3DP pays to Athersys [* *] of X (depending on which of 5.4.2, 5.4.3, 5.4.4, 5.4.5, and 5.4.6 apply) and also pays to Athersys a royalty in the amount of [* *] of the Net Sales by Company A.

Action: 3DP subsequently licenses a 3DP Product line-extension (e.g., new
------
formulation) to Company A worldwide for Y dollars.

         Result: 3DP pays to Athersys [* *] of Y (depending on which of 5.4.2, 5.4.3, 5.4.4, 5.4.5, and 5.4.6 apply) and also pays to Athersys a royalty in the amount of [* *] of the Net Sales by Company A of the 3DP Product line-extension.

Notes:
------

/1/      For purposes of illustrative examples 2 and 4, "Athersys Product," does not include a Product developed against a formerly Joint Target. If the Athersys Product used in the example was formerly developed against a Joint Target, then
Section 5.2 and Schedule 5.2 would apply.

/2/ For purposes of illustrative examples 3 and 5, "3DP Product," does not include a Product developed against a formerly Joint Target. If the 3DP Product used in the example was formerly developed against a Joint Target, then Section
5.2 and Schedule 5.2 would apply.

                                 SCHEDULE 5.3.7
               TO COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT


                                 Schedule 16.10

                                  Press Release
                                  -------------


Athersys, Inc.                   3-Dimensional Pharmaceuticals           Media Inquiries                Investor Inquiries
--------------                   -----------------------------           ---------------                ------------------
Kathryn Garvey                   Scott Horvitz                           Noonan/Russo                   Rx Communications
Director of Strategic            VP, Finance and Administration          Glenn Silver                   Melody Carey
Planning & Investor Relations    267-757-7208                            212-696-4455, ext. 271         917-322-2571
216 431-9900 ext. 223            horvitz@3dp.com                         g.silver@noonanrusso.com       mcarey@rxir.com
ir@athersys.com                  ---------------                         ----------------------------------------------
---------------


FOR IMMEDIATE RELEASE- DRAFT dated October 24


ATHERSYS AND 3-DIMENSIONAL PHARMACEUTICALS FORM
DRUG DISCOVERY AND DEVELOPMENT COLLABORATION
--------------------------------------------

Cleveland, Ohio and Yardley, Pa, October XX, 2001 - Athersys, Inc. and 3-Dimensional Pharmaceuticals Inc. (Nasdaq: DDDP) today announced a collaboration to discover, develop and commercialize novel, small molecule pharmaceuticals by screening against therapeutically relevant drug targets derived from the G-Protein Coupled Receptor (GPCR) family of proteins. This collaboration combines Athersys' functional genomics expertise with 3-Dimensional Pharmaceutical's (3DP) small molecule drug development capabilities for rapid drug identification and optimization of drug candidates.

Under the terms of the agreement, the companies will jointly select a number of biologically validated targets having commercial or therapeutic value to be included in the collaboration. Certain small molecule drug candidates identified from the collaboration will be jointly developed, with the companies sharing future development costs and commercialization rights, while others will be retained exclusively by each of the parties for future development and commercialization.

Athersys will employ its proprietary RAGE (Random Activation of Gene Expression(TM)) technology platform to provide the collaboration access to cell lines that express the selected drug targets. Athersys will use the cell lines to develop screens for drug discovery and screen compounds using 3DP's DiscoverWorks(R) platform. 3DP will employ its DiscoverWorks(R) platform to identify and optimize lead compounds active against the validated targets. 3DP's technologies can be applied to virtually any disease target, and are used to produce small molecule compounds suitable for drug development in a more timely and cost-effective manner and with a higher probability of success than conventional methods.

"This collaboration combines two powerful drug discovery and development technologies, making it possible for Athersys and 3DP to rapidly discover and develop small molecule compounds against the biologically validated GPCR targets that Athersys and 3DP select for development," commented Gil

Van Bokkelen, Ph.D., Chairman, President and Chief Executive Officer of Athersys. "This marks another important milestone for Athersys as we continue to expand our drug development capabilities by establishing strategic partnerships with companies that have developed highly complementary technology platforms."

"We see this collaboration as a highly synergistic combination of strong biology and chemistry capabilities that will quickly achieve positive results," said David C. U'Prichard, Ph.D., Chief Executive Officer of 3DP. "Access to proprietary, validated targets for drug discovery and development is a key objective of 3DP and we are very pleased to enter into this collaboration with Athersys."

3DP (http://www.3dp.com) is an integrated bio-pharmaceuticals company dedicated to revolutionizing small molecule drug discovery and development. 3DP's proprietary platform, DiscoverWorks(R), can be applied to virtually any potential drug target. It produces drug candidates suitable for faster development, with fewer resources and a higher probability of success than using conventional drug discovery methods. 3DP is developing its own drug pipeline and collaborates with other pharmaceutical companies in discovery and development.

Athersys is a functional genomics and biopharmaceutical company engaged in the development, application and commercialization of novel gene expression tools and therapeutic products. The company's research and development programs are focused on its two proprietary platform technologies: RAGE (Random Activation of Gene Expression(TM)) and SMC(TM) (Synthetic Microchromosome(TM)) vector system. RAGE is a novel gene expression system that provides the unique ability to produce protein from virtually every gene in the human genome, without requiring the cloning of individual genes or use of cDNA libraries. RAGE greatly accelerates the identification and validation of novel drug targets by enabling the direct correlation of a disease process or characteristic with expression of a specific protein. As a result, RAGE has powerful applications in functional genomics; the generation of validated drug targets; discovery of novel antibody drug targets; structural proteomics and rational drug design; and the production of protein therapeutics. Athersys is developing novel therapeutic products based on its proprietary technologies, through partnerships and internal research and development programs. This press release and further information on Athersys, Inc. can be found on the World Wide Web at: www.athersys.com.
                                            -----------------

# # #

For Athersys: Statements herein that are not descriptions of historical facts are forward-looking and subject to risk and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to the early stage of products under development; uncertainties related to patent protection; uncertainties relating to clinical trials; dependence on third parties, including strategic partners, collaborators and key personnel; and risks relating to the development and commercialization, if any, of Athersys' proposed products (such as effectiveness of our products, marketing, manufacturing, safety, regulatory, patent or product liability, supply, competition and other risks).

For 3DP: Statements in this press release that are not strictly historical are "forward-looking" statements which involve a high degree of risk and uncertainty. Such statements are only predictions, and the actual events of results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks associated with our new and uncertain technologies, clinical trials and product development, the long and arduous process of obtaining regulatory approval, our dependence on existing strategic alliances and new collaborations, our dependence on patents and proprietary rights, our ability to protect and enforce our patents and proprietary rights, the development and availability of competitive products or technologies, our ability to attract and retain talented employees and our ability to manage our expansion as a company increasingly focused on internal product research and development.